As filed with the Securities and Exchange Commission on
September 8, 1997
Registration  No.  33324511
============================================================
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  25409
Amendment No. 1 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

- -----------------

mrcdrom.com, inc.

(Exact Name of the Company as specified in Its  Charter)
Delaware                 5960                     75-2699241
(State   or  Other    (Primary Standard       (IRS Employer
 Jurisdiction)         Industrial           Identification No.)
of   Incorporation     Classification
or  Organization)      Code Number)


2415 Midway, Suite 115
Carrollton, Texas  75006
(972) 713-2609
(Address and Telephone number of Principal Executive Officers)

Ms. Jeanette Fitzgerald
17770 Preston Road
Dallas, Texas  75252
(972) 733-3005
(Address and Telephone number of Agent for Service)

- -----------------------

Approximate date of commencement of proposed sale to the
public: As   soon  as  practicable  after  the  effective  date
of  this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following :{x }

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the
Securities  Act registration   statement  number  of  the
earlier   registration statement for the same offering. {  }

If this Form is a post-effective amendment filed pursuant to Rule 462( c) under the Securities Act of 1933, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. { }

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. { }


                 CALCULATION OF REGISTRATION FEE
TITLE OF EACH        AMOUNT    PROPOSED     PROPOSED   AMOUNT
OF
      CLASS           TO BE     MAXIMUM     MAXIMUM
REGISTRATI
OF SECURITIES TO   REGISTER   OFFERING    AGGREGATE     ON FEE
  BE REGISTERED        ED      PRICE PER    OFFERING
                               SHARE (1)   PRICE (1)

Common Stock,
$0.01 par
value per share  3,000,000    $4.00       $12,000,000  $3,636








(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c).


The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its
effective  date until   the   Company  shall  file  a  further
amendment   which specifically  states  that  this
Registration  Statement   shall thereafter  become effective in
accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
=======================================================
PRELIMINARY PROSPECTUS

THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



mrcdrom.com, inc.



Up to 3,000,000 Shares of Common Stock

mrcdrom.com, inc. (the "Company") an Internet catalogue Company which intends to offer over 10,000 computer software titles by means of a site on the World Wide Web, and which presently has very limited revenues, is offering for sale up to 3,000,000 Shares of its Common Stock, par value $0.001
("Common Stock"  or "Shares".   The  minimum offering by the
Company will be 62,500 shares ($250,000) and the maximum offering will be 3,000,000 shares ($12,000,000). A minimum investment of 50 Shares ($200) is required of each investor. See "Description of Capital Stock" and "Plan of Distribution".

The Shares are being offered on a "maximum/minimum best efforts" basis. Pending the payment for not less than 62,500 Shares, all proceeds of this offering will be deposited in a non interest bearing escrow account with The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206,
(214)  361-7400("Escrow Agent").

Prior to this offering, there has been no public market for the Common Stock and the Company does not have any arrangements, commitments or understanding with respect to the creation of a public market for the Common Stock. Therefore, there can be no assurance that a public market will develop by reason of this offering. If such a market should develop, there is no assurance that it will be sustained, or that it will develop into a market greater than a limited market. It is currently estimated that the initial public offering price will be $4.00 per share. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship to the Company's assets, operations, book or other established criteria of value. See "Risk Factors", "Dilution" and "Plan of Distribution".
It is intended that the Company's Stock will be traded on the NASDAQ OTC Bulletin Board and an investor would likely find it more difficult to dispose of the Shares, or to obtain current quotations as to the value of the Shares. See "RISK FACTORS-NO PUBLIC MARKET" and "PLAN OF DISTRIBUTION."

THE  SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
AND IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE OFFERING PRICE.
FOR
INFORMATION CONCERNING THESE AND OTHER RISK FACTORS WHICH
SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK
FACTORS" PAGE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Price to Public  Underwriting    Proceeds      to
                                 Discount        Company
Per Share       $4.00            $          -    $4.00
Total Minimum   $250,000         $          -    $200,000
Total   Maximum $12,000,000      $          -    $11,900,000
(4)


The offering of the Shares hereunder will terminate not later than _______________, 1997 (the "Termination Date"), provided that, in the sole discretion of the Company, the offering period may be extended for an additional period not to exceed 90 days. The Company has entered into an escrow agreement with The Oaks Bank and Trust Company to hold any proceeds from this offering in a non-interest bearing escrow account subject to certain terms
and  conditions.   If  subscriptions for the  minimum  number
of Shares offered hereby have not been received and accepted by the Company by the Termination Date, no Shares will be sold, and all funds held in escrow will be returned promptly to
investors without any interest   accrued   thereon.    See
"Plan of Distribution".
(1)   Shares  are being offered for sale at $4.00 per  Share.
  A minimum investment of 50 Shares ($200) is required of each investor, provided that the Company, in its discretion, may reduce the size of the minimum investment. Payment in full is due upon subscription. Stock purchase funds will initially be held in a non-interest bearing escrow account with The Oaks Bank and Trust Company. This offering will terminate on or before a date 90 days from the date of this prospectus unless the maximum amount of Shares offered hereby is sold prior to such date or unless this offering is otherwise extended at the discretion of the
  Company  for  a  period  not  to  exceed  90  days.   When
  subscriptions  for the minimum amount of Shares offered
  hereby
  have been received and accepted by the Company, such funds will be released from escrow to the Company, and investors whose subscriptions for Shares have been accepted by the Company will be issued Common Stock certificates evidencing the number of Shares acquired, and the initial escrow will close. The payment for accepted subscriptions after the closing of the escrow will be deposited directly into the Company's accounts. See "Stock Purchase Information" and "Plan of Distribution".
(2) The Shares are being offered by the Company on a "maximum/minimum best efforts" basis. There is no underwriter or independent broker-dealer involved in the distribution of the Shares. The offering of the Shares will be made by the Company's officers and directors without the use of an underwriter or any independent broker-dealer. No underwriting discounts or commissions will be paid to such officers and directors. It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine and Internet advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to the prospective investors. See "Stock Purchase Information" and "Plan of Distribution".
(3) This amount is after deduction of offering and related expenses incurred by the Company in this offering which are estimated to be approximately $50,000 if a minimum is sold or
up to   $100,000 if the maximum amount is sold and include
filing,printing, legal, electronic delivery and other
miscellaneous fees.
                       mrcdrom.com, inc.
                     2415 Midway, Suite 115
                    Carrollton, Texas  75006
                    Telephone (972) 713-2609
                  e-mail:  investor@mrcdrom.com
Internet address:  http://www.mrcdrom.com



        SUBJECT TO COMPLETION DATED SEPTEMBER 8, 1997
The Company is not currently a reporting company under the Securities Exchange Act of 1934, as amended. Upon completion of the offering of the Shares, the Company intends to deliver annual reports to the holders of its securities. The annual reports will contain financial information that has been examined and reported upon by an independent certified public accountant.

mrcdrom is a trademark of the Company. This Prospectus also includes product names and other trade names and trademarks of the Company, as well as the names and product names of companies other than the Company.

- ---------------

                  STOCK PURCHASE INFORMATION

Shares  are being offered for sale at $4.00 per Share.  A
minimum investment  of  50         Shares ($200) is required of
each  investor,
provided that the Company, in its discretion, may reduce the
size of the  minimum  investment.   Payment  in  full  is  due
upon
subscription. Stock purchase funds will initially be held in a non-interest bearing escrow account with The Oaks Bank &
Trust Company.     There      are  two methods by which
subscriptions  and funds  may be submitted.  Firstly, investors
may purchase  Shares by making  checks       payable  to
"mrcdrom.com  Escrow  Account".
Purchasers should also complete a Stock Purchase Agreement in the form included as Appendix A to this Prospectus. For convenience, an actual Stock Purchase Agreement has been
included with  this Prospectus.   Additional copies of the
Stock  Purchase  Agreement
may be obtained by writing or calling the Company at its executive office, 2415 Midway, Suite 115, Carrollton, Texas 75006, telephone number (972) 713-2609, or via its World Wide Web site on the Internet at http://www.mrcdrom.com, or through e-mail communication directed to investor@mrcdrom.com. All checks and Stock Purchase Agreements should be forwarded to the Escrow Agent, The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206. Secondly, investors may pay for your stock by executing a Stock Purchase Agreement online and paying by means of an electronic funds transfer similar to paying for items for the
catalogue  on-line.   The funds  can  be  automatically debited
from  your checking account or credit card.   No  shares will
be issued until payment is confirmed.
- ---------------

                ELECTRONIC FORMAT OF PROSPECTUS

An electronic version of this Prospectus is available on the Company's Internet World Wide Web site at http://www.mrcdrom.com. The paper format of this Prospectus is substantially the same as the electronic format of this Prospectus.

- ---------------

                      PROSPECTUS SUMMARY

The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                          THE COMPANY

mrcdrom.com, inc. was formed by Camelot Corporation ("Camelot") on March 27, 1997 and was established to offer over 2,000 titles of computer software to the public by means
of a  site  on  the World  Wide  Web  ("Web").   The  Company
is developing a new catalogue which will offer more than 10,000 titles. mrcdrom.com intends to offer its customers the widest selection of one stop computer software shopping through a secure site. A secure site uses encryption technology to encode, decode and recode messages sent between
the site and the customer's computer.                 The
purpose
of the encryption is to prevent third parties from intercepting and reading the messages sent between the
computers.   Shoppers will  be  able  to  receive information
and purchase the latest computer software titles in addition to many hard-to-find titles. mrcdrom.com will have unlimited shelf space through relationships with vendors who will supply titles as needed, without the accompanying expense of a store front, and related personnel. Purchasing software from mrcdrom.com is more convenient because on-line shopping can occur 24 hours a day with no reason for shoppers to leave the comfort of their own home.

mrcdrom.com began test marketing its Internet catalogue on April 3, 1997. Through August 1, 1997, the Company, made no marketing efforts and attained catalogue sales of $5,164.00.
On March 31, 1997,  the Company   acquired  $511,428  of
computer  software   inventory, proprietary  web design
software, the trademark "mrcdrom", cash, and other assets for the issuance of 6,000,000 common shares from Camelot.

                         THE OFFERING


Common Stock Offered..........   3,000,000 shares at a price of
                                 $4.00 per share and a minimum
                                 investor subscription of 50
                                 shares ($200).
Common Stock to be Outstanding
after this                       9,000,000 shares (1)(2)
offering.................


Use of Proceeds............      For working capital and other
                                 general corporate purposes.

(1)   Excludes  408,860  shares  of Common  Stock  issuable
  upon exercise  of  options outstanding at March 28, 1997
  under  the Company's Stock Option Plans at an exercise price
  of $4.00  per share.     See  "Executive
  Compensation"   and   "Directors
  Compensation".

(2)  Assumes maximum shares offered are sold.

                         RISK FACTORS

The securities offered hereby involve a high degree of risk. The Company has just recently completed the web site through which its operations will be conducted, thus this method of operation has not been proven and may not be viable. Further the methods of displaying product and collecting payment may not be adequate if volume increases. The Company will be operating in a new, not yet widely accepted market. Some people who would otherwise be investors or customers will not purchase because they do not trust computers. There can be no assurance that the Company will have profitable operations. Other risk factors include, but are not limited to, new and rapidly changing technology, which may make the Company's web site, inventory and other information obsolete
requiring  expensive  investments  in   hardware
and
software.   Retail operations historically have  seasonal
sales and there is specific seasonality for Internet usage. Computer systems have a risk of a system failure thereby effectively locking the door on customers ability to purchase, view product and/or pay for the product. Further, the Internet, itself, on which the site operates has suffered brown outs and black outs. Though encryption technology is changing what can be used for international activities is still limited. Though the government is discussing making
changes to what encryption technology can be exported,   at
the  present  time  the  exportable   encryption technology is
limited. This means information sent encrypted by these methods has a certain amount of risk that the information can be read by third parties. Thus there are online commerce security risks which affect the operations of the Company. Control of the Company will not change even if all shares offered are sold as Camelot will retain approximately 67% of the outstanding shares if all
shares  offered  are  sold.   There currently  is  no market
and one may not develop for the shares offered hereby. Further even if a market develops the price may be extremely volatile. An investment in the securities offered hereby should be considered only by investors who can afford the loss of their entire investment.





Summary Financial Data

For the year ended April 30,

                    1997        1996          1995

Statement of Operations

Revenues            $1,158,408  483,842    94,070
Net loss            (2,464,292)(1,393,788)(167,233)
Net loss per share     (.41)     (.23)     (.03)
Shares used in
 calculation        6,000,000  6,000,000  6,000,000
Balance Sheet Data

                                 As        As
                              Adjusted  Adjusted
                     Actual   Minimum   Maximum
                     (1)    (2)

Cash                $ 76,538  $276,538  $11,976,538
Working Capital      454,323   654,323  12,354,323
Total Assets         767,300   967,300  12,667,300


Total Shareholders   553,363   753,363  12,453,363
Equity


(1) To give effect to the sale of 62,500 Shares by the Company in this offering less offering expenses of $50,000.
(2) To give effect to the sale of 3,000,000 Shares by the Company in this offering less offering expenses of $100,000.
(3) Including subsidiaries operating six retail store units (now closed) and software distribution to third parties (now discontinued).

                          THE COMPANY

mrcdrom.com was founded on March 27, 1997 by Camelot to offer over 2,000 titles of computer software to the public by
means  of a          site on the World Wide Web ("Web").  The
Company is developing
a  new  catalogue  which  will offer  more  than  10,000
titles.
mrcdrom.com intends to offer its customers the widest selection of one stop computer software shopping through a
secure site.   A secure  site  uses  encryption technology to
encode, decode and recode messages sent between the site and a customer's computer. The purpose of the encryption is to prevent third parties from intercepting and reading the messages sent between the computers. Shoppers will be able to receive information and purchase the latest computer software titles including many hard-to-find titles. mrcdrom.com will have unlimited shelf space through relationships with vendors who will supply titles as needed, without the accompanying expense of a store front,
and  related personnel.    mrcdrom.com   has      an  agreement
with   a   major
distributor, and in excess of 130 publishers which enable  it
to expand   its   product  line  without  carrying  any
additional inventory. The distributor will provide direct shipment to the customer if required by mrcdrom.com. The publishers will require mrcdrom.com or subsidiaries to purchase and ship to customers. Purchasing software from mrcdrom.com is more convenient because on-line shopping can occur 24 hours a day with no reason for shoppers to leave the comfort of their own home.
mrcdrom.com began test marketing its Internet catalogue on
April 3,   1997. The Company is still refining the catalogue
and with no
marketing effort has had sales of $5,164 from April 3, 1997 until August 1, 1997. On March 31, 1997, it acquired $ 511,428 of computer software inventory, proprietary web design software, the trademark "mrcdrom", cash, and other assets for the issuance of 6,000,000 common shares from Camelot. Camelot also transferred all shares owned by it in related retail and wholesale companies which became wholly owned subsidiaries of the Company. As a result of these actions by Camelot and the Company, the Company has had previous operations but not in the Internet commerce market.

Management believes that mrcdrom.com is one of a few Internet catalogues offering over 2,000 software titles
through  its  web site.                                  The
Company is developing a new catalogue which is intended to offer over 10,000 items. By offering customers an authoritative selection of more than 10,000 software titles, as well as competitive pricing and outstanding customer service, mrcdrom.com believes it has the ability to achieve the most recognized and used Internet catalogue among online software retailers.

Customers can access the mrcdrom.com catalogue through the web site http://www.mrcdrom.com. A customer can order software, run searches in various categories, and can check order status. Customers simply click on buttons to add or remove software in their virtual shopping baskets up to the time of making the final purchase decision. To execute an order, customers click on the buy button and are prompted to supply shipping and payment details through secure order processing. Shipping is generally done through United Parcel Service though the Company has the ability to ship through the U. S. Post Office, or Federal Express, if requested by a customer or otherwise required. Customers provide payment to the Company prior to shipment to reduce the Company's exposure to credit risk. The Company uses a secure unaffiliated third party proprietary software which obtains payment electronically, from the customers checking account or credit card as determined by the
customer.   This method  permits the Company to confirm payment
prior to shipment thereby reducing any credit risk. A customer has the option to return the product or dispute the charge so not all risk is eliminated.

The market for computer software has grown dramatically in recent years but online selling represents only a small percentage. According to Forrester Research, a market research firm, online sales of computer products are expected to increase from $140 million to $2,105 million from 1996 to 2000.

Projected Growth in Online Commerce ($millions)


                    1996       1997       1998      1999  2000

Computer            $140       323        701      1,228  2,105
Products

Total                518      1,138      2,371     3,990 6,579
Products



Source:  Forrester Research, Inc., Cambridge, MA

Total U.S. sales of computer products through retailers grew
20.4 percent in 1996 to a record $28.2 billion, according to Computer Retail Week, a trade publication. Software sales grew 16 percent to $4.5 billion worldwide, International Data
Corporation ("IDC") reported.                              The
Internet is an increasingly significant global medium for communications, content and online commerce.
IDC
estimates that the number of Web users grew to approximately 35 million by the end of 1996 and will grow to approximately 163 million by 2000. The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium.

The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogues and television shopping have done.
Unlike traditional retail channels, online retailers do not have the burdensome costs of managing and maintaining a significant retail store infrastructure or the continuous
printing and mailing  costs  of catalogue  marketing.   Because
of the above advantages over traditional retailers, i.e. ability to reach customers worldwide simply by being on the Web and decreased overhead costs, online retailers have the potential to build a large, global customer base quickly and to achieve economic returns generally better than store front retailers over the long term.  An increasingly broad
base  of  products  is  being  sold  successfully  online,
including   computers,  travel  services,   brokerage
services,
automobiles, music, and books. However, as the Internet is a fairly new commercial medium there can be no assurance of wide spread acceptance in the volumes necessary for the Company to make a profit. Additionally, the technology both in terms of the medium on which the products are sold and the products themselves may have an adverse impact on the Company's ability to sell enough product in a volume sufficient to make a profit for the Company. The Company will initially have the catalogue available in just English. Management believes that a majority of those areas around the world which use computers and the Internet speak English.
However,  management  anticipates  the  need  to         add
additional languages thereby reaching more of the globe and increasing its potential customer base.

Camelot,   which   previously  operated  retail  stores
selling primarily CD-ROM software, established the Company to move out of what it considered to be a highly competitive, saturated market to a new much larger market. The Company believes that as Internet users are already computer users they provide a ready market. Further, the economics of having a wide range of titles without the overhead of real estate costs and personnel to staff the stores offers a chance for profits with a profit margin lower than traditional store front retailing. These factors will allow the Company to reach more potential customers at a lower cost per customer. The provision of publisher descriptions offered in the catalogue enables customers to make informed decisions.
The Company believes the Internet is a new means of communication and is beginning to become an accepted method of commerce. However, not all households and businesses have access to the Internet nor have all individuals who purchase software accepted the Internet for
making purchases, i.e. completing the sale.                By
having the catalogue solely on the Internet, the Company limits its reach to a specific consumer base i.e. computer users who accept and use the Internet to locate and purchase goods.

It is expected, that the initial growth rate of web "hits" [i.e. visits to the site without necessarily any purchases] will be relatively large with that rate stabilizing at a lower growth rate. It is expected that a percentage of hits
on a  web  site will  result  in  sales.   As the number of
hits increases the opportunity for a purchase from the public increases. For instance, if ten percent of all hits result in a purchase, having 100 hits results in 10 purchases
but 1,000 hits results  in  100 purchases.               The
rate at which hits result  in  a  purchase  may
decrease as the number of hits increases so in the last example 1,000 hits may only result in 90 purchases. An analogy would be the mailing of marketing material results in
contacts     by
potential customers. The increase in the number of pieces mailed does not increase the percentage of potential customer contacts. Thus Management believes that as the number of hits increases the number of purchases will increase, even if the percentage of conversions from hits to purchases decreases.

The Company was incorporated on March 27, 1997 in Delaware. The Company was incorporated by Camelot Corporation and is presently a wholly owned subsidiary. Further Camelot exchanged the common shares
it  owned  in  Mr.  CD-ROM  Stores,  Inc.  and   Camelot
Distributing, Inc. and two other inactive companies for preferred shares of mrcdrom.com, inc. The Company's headquarters are located at 2415 Midway, Suite 115, Carrollton, Texas 75006. Its telephone number is (972) 713-2609. Information other than the Prospectus contained on the Company's web site will not be deemed to be a part of this Prospectus but is available for review at http://www.mrcdrom.com. mrcdrom is a trademark of the Company and all other trademarks are the respective trademarks of their owners.

                         RISK FACTORS

In   addition  to  the  other  information  contained   in
this Prospectus, Investors should carefully consider the following risk factors before making an investment decision concerning the common stock.

LIMITED OPERATING HISTORY The Company has no prior history in the Internet commerce field upon which investors may evaluate the Company's performance.
To  date the  Company  has  engaged  in
primarily organization efforts in relation to its Internet operations. Though it has previously operated in the retail area through its subsidiaries, the Company believes Internet commerce is substantially different from operating a
store  front.     The
Company has had no material sales from the Internet catalogue. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered
by companies  in their   early  stage  of  new  market
development,  particularly companies  in  new and rapidly
evolving markets  such  as  online commerce.   Such  risks  for
the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, obtain, maintain and increase its customer base, implement and successfully execute its business
and
marketing   strategy,  continue  to  develop  and   upgrade
its
technology and transaction-processing systems, improve its web site, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

The Company believes that its success will depend to large extent on its ability to (a) extend its brand position, (b)
provide its customers   with  outstanding  value  and  a
superior   shopping experience,  and (c) achieve sufficient
sales volume  to  realize
economies of scale. Accordingly, the Company intends to invest in site development and technology and operating
infrastructure development.   The  Company  also  intends  to
offer  attractive pricing  programs,  which will reduce its
gross  margins.   As  a result, the Company believes that it
will incur operating losses for the next twelve (12) months. The Company expects to use a portion of the net proceeds
of  this  offering  to  fund  its operating  losses.   If  such
net proceeds,  together  with  cash generated          by
operations,  are  insufficient  to  fund   future
operating losses, the Company may be required to raise
additional funds.                              There  can be no
assurance that such financing  will  be
available in amounts or on terms acceptable to the Company, if at all.

POTENTIAL FLUCUATIONS IN QUARTERLY OPERATING RESULTS; SEASONALITY As a company beginning operations in a new and rapidly changing market, the Company is unable to
accurately  forecast                           its
revenues.   The Company's current and future expense  levels
are
based largely on its investment plans and estimates of future revenues. Sales and operating generally depend on the volume of, timing of and ability to fulfill orders received, which are difficult to forecast without any historical trends. Further in an industry such as software new developments come at a rapid pace resulting in even
historical comparisons being  of  limited value.       The
Company may be unable to adjust spending in a timely
manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition and results of operation. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business,
prospects,  financial  condition               and   results
of
operations.  See "Business - Competition."

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely effect the Company's quarterly operating results include (a) the Company's ability to retain existing customers, attract new customers at a steady rate and maintain customer satisfaction, (b) the Company's ability to manage inventory and fulfillment operations and maintain gross margins, (c) the announcement or introduction of new sites, services and products by the
Company and its competitors, (d) price competition or higher wholesale prices in the industry, (e) the level of use of the
internet  and  online  services  and  increasing   consumer
acceptance of the Internet and other online services for the purchase of consumer products such as those offered by the Company (f) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner, (g) the level of traffic on the Company's web site (h) technical difficulties, system downtime or Internet brownouts, (i) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (j) the number of popular software titles introduced, (k) the level of merchandise returns, (l) governmental regulation and (m) general economic conditions specific to the Internet, online commerce and the software industry in total.

The Company expects seasonality in its sales. Traditional retail sales are greatest in the fourth quarter of the calendar year and software sales, in particular, seem to increase in
the  first quarter                                     of   the
calendar  year.   Further,  Internet   usage
historically drops during the summer months. As the operations of the Company in this market are new, there is no historical data to suggest the affect of seasonality on the revenues and profits of the Company.
RISK OF CAPACITY CONSTRAINTS; SYSTEM DEVELOPMENT RISKS In order to maximize the revenues from the sale of low margin products, high volumes must be achieved on the web site. Thus, the satisfactory performance, reliability and
availability  of  the Company's                          web
site, transaction-processing systems, and network infrastructure are critical to the Company's reputation and ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of the web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of the Company's product and service offering. Web sites experience periodic system interruptions, which the Company believes will occur from time to time. Any substantial increase in the volume of traffic on the Company's web site or the number of orders place by customers will require the Company to expand and upgrade further its technology, transactionprocessing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing to increases, if any, in the use of its web site or timely expand and upgrade its systems and infrastructure to accommodate such increases.

The Company uses systems for its web site developed by the Company's product development personnel, and software developed by outside non affiliated vendor for the secured transactions. There can be no assurance that the software developed internally will perform satisfactorily at the volume levels that are required to attain profits for the Company. The Company has expended salaries and license fees for both the internal and external software. Further, there can be no assurance that the Company will be able to modify either software to adapt to the increased volume if it occurs or any other standards that may later be adopted in order for online commerce to occur on the Internet.

RISK  OF  SYSTEM  FAILURE; SINGLE SITE AND ORDER  INTERFACE
The
Company's  success,  in  particular its ability  to
successfully
receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and
uninterrupted operation                                  of
its computer and communications hardware  systems.
Its computer and communications hardware system was acquired from Camelot as part of Camelot's subscription for Company common shares.
Substantially  all  of  the  Company's  computer         and
communications hardware is located at a single leased facility in Carrollton, Texas. The Company's system could experience failure due to flood, power loss, telecommunications failure,
break-ins, earthquake,  and  similar  events.   The  Company
presently  has redundant
systems however, they are located at  the  same  site.
Despite the implementation of network security measures by the Company, its servers are vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and fulfill customer orders. The
occurrence of any of the foregoing                       risks
could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK  OF  MANAGING POTENTIAL GROWTH; NEW MANAGEMENT TEAM;
LIMITED SENIOR                                 MANAGEMENT
RESOURCES   The  Company  anticipates   that
significant expansion of its operations will be required to address potential growth in its customer base and market opportunities. This expansion will place a significant strain on the Company's management, operational and financial resources. To manage the expected growth of its operations, the Company will be required to improve existing and implement new transactionprocessing, operational and financial systems, procedures and controls, and to train and manage its employee base. The Company also will be required to expand its
finance, administrative,  and operations  staff.   Further, the
Company's management will be required to maintain and expand its relationships with various distributors and publishers, freight companies, other web sites and other web service providers, the Internet and other online service providers and other third parties necessary to the Company's business. There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, motivate and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".
RISK  OF  DEPENDENCE ON CONTINUED GROWTH OF ONLINE COMMERCE
The
Company's   future   revenues  and   any   future   profits
are
substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the Internet, the web and online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use the Internet and other online services. Products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. The Company relies on consumers who have historically used
traditional means of commerce to purchase merchandise.    For
the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information.

In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or
delayed  development                                      of
enabling  technologies  and  performance  improvements.   To
the
extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the
Internet or other online services also could result in slower response times and adversely affect usage of the Internet and online series generally and mrcdrom.com in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

RISK OF RAPID TECHNOLOGICAL CHANGE To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality and features of the mrcdrom.com online catalogue. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and
practices that could render the Company's existing   web  site
and  proprietary  technology  and               systems
obsolete.   The Company's success will depend, in  part,  on
its ability to license technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The development of web site and other proprietary technology entails significant technical and business risks. The development of web site and other proprietary technology
entails significant  technical  and business  risks.   There
can be no assurance that the Company will successfully use new technologies effectively or emerging industry standards. If the Company is unable, for technical, legal, financial
or  other  reasons,  to adapt                   in  a  timely
manner in response to changing market conditions or customer requirements, its business, prospects, financial condition and results of operations would be materially adversely affected. See "Business-Technology".

DEPENDENCE  ON KEY PERSONNEL; NEED FOR ADDITIONAL PERSONNEL
The
Company's performance is substantially dependent on the continued services and on the performance of its senior
management  and other                           key  personnel,
particularly  Daniel  Wettreich,   Chief
Executive  Officer  and  Chairman of the  Board.   The
Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and
results of  operations.                         The
Company does not have long-term employment agreements with any of its key personnel, other than Mr. Wettreich, and
maintains  no "key  person"  life  insurance policies.   The
Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other
highly  skilled  technical, managerial,   merchandising,
marketing  and   customer                       service
personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract
the  necessary  technical, managerial,   merchandising,
marketing  and   customer                       service
personnel  could have a material adverse effect on the
Company's business,   prospects,  financial  condition   and
results   of
operations.  See "Business - Employees" and "Management".

ONLINE COMMERCE SECURITY RISKS A significant barrier to online commerce and communications is the secure
transmission   of
confidential  information  over  public  networks.   The
Company relies on encryption and authentication technology
licensed  from third                            parties   to
provide  the  security  and  authentication
necessary   to   effect  secure  transmission   to
confidential
information,  such as customer credit card and  checking
account numbers.   There  can be no assurance that advances  in
computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the
Company to protect customer transaction  data.   If  any  such
compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions
in the  Company's operations.                           The
Company may be required to expend  significant
capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of the Internet and other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card or checking account numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the
Company's business,   prospects,  financial  condition   and
results       of
operations.  See "Business-Technology".

RISK  OF  COMPETITION   The online commerce market,
particularly
over the Internet, is new, rapidly evolving and intensely competitive, which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the software industry is intensely competitive. The Company will compete with a
variety of other companies.   These competitors         include
a)  various  other  online   vendors               and
publishers; b) indirect online commerce providers like AOL and Microsoft who offer software of their own and others; c) retail vendors of software such as CompUSA, Computer City, and Best Buy.

The Company believes that the principal competitive factors in its market are brand recognition, selection, customer service, convenience, price, accessibility, reliability and
speed  of fulfillment.   The  Company's competitors have
longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the Company's competitors may be able to secure merchandise from publishers on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business,
prospects,  financial  condition   and   results        of
operation.   Further, as a strategic response to changes  in
the
competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. For example, companies that control access to transactions through network access or web browsers could promote the Company's competitors or charge the Company a substantial fee for inclusion.

RISK  RELATING  TO  RELIANCE ON SUPPLIERS   The  Company
carries
minimal  inventory  and  relies  to  a  large  extent  on
rapid fulfillment from vendors. The Company has no long-term contracts or arrangements with any of its vendors that guarantee the availability of merchandise, the continuation  of  particular payment  terms or the extension of
credit limits.   The  Company, through one of its subsidiaries,
has an relationship with  Ingram Micro  a major distributor.
The relationship permits purchasing, but  does not include a long term contract. If this relationship were terminated the Company would be severely impacted in its ability to fulfill orders. In most cases the relationship is with a distributor and not the publisher of the software. There can be no assurance that the Company's current vendors will continue to sell merchandise to the Company on current terms or that the Company will be able to establish new or extend current vendor relationships to ensure acquisition of merchandise in a timely and efficient manner and on acceptable commercial terms. If the Company were unable to develop and maintain relationships with vendors that would allow it to obtain sufficient quantities of merchandise on acceptable commercial terms, its business, prospects, financial condition and results of operation would  be
materially  adversely affect.  See "Business  -  Warehousing and Fulfillment".
RISKS  ASSOCIATED WITH ENTRY INTO NEW BUSINESS AREAS  The
Company may choose to expand its operations by developing new web sites, promoting new or complementary products or
sales   formats, expanding  its market presence through
relationships  with  third parties.  In addition, the Company may pursue the acquisition of new or complementary business, products or technologies, although it has no present understanding, commitments or agreements with respect to any material acquisitions or investments. There can be no assurance that the Company would be able  to  expand  its
efforts  and operations in a cost-effective or timely  manner or that any such efforts would increase overall market acceptance. Furthermore, any new business or web site launched by the Company that has not been favorably received by consumers could damage the Company's reputation or the mrcdrom.com brand. Expansion of the Company's operations in this manner would also require significant additional expenses and development, operations and editorial resources
and would strain the Company's  management, financial   and
operational  resources.   The  lack  of   market acceptance of
such efforts or the Company's inability to generate
satisfactory revenues from such expanded services or products to offset their cost would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.
RISKS  OF  TRADEMARKS AND PROPRIETARY RIGHTS  INFRINGEMENT.
The
Company regards its copyrights, service marks, trademarks,
trade dress,  trade  secrets  and  similar  intellectual
property   as
critical  to  its success, and relies on trademark and
copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company currently copyrights its catalogue and owns the trademark "mrcdrom.com".  Applications have  been made for
international filings of mrcdrom.com.   There can  be  no
assurance that such international filings will result in
granted trademarks.  The Company pursues the registration  of its trademarks and service marks in the U.S. and
internationally, and has applied for the registration of
certain of its trademarks and service marks. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which the Company's
products and services are made available online.   The Company
expects that it may license in the future, certain of its proprietary rights or reputation, which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.  There can  be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties
will not   infringe   or  misappropriate  the  Company's
copyrights,
trademarks,  trade  dress  and similar  proprietary  rights.   In
addition, there can be assurance that other parties will not assert infringement claims against the Company. The
Company is not currently aware of any legal proceedings pending against it. See "Business - Intellectual Property".

RISK OF CHANGING GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES The Company is not currently subject to direct regulation by a domestic or foreign governmental agency,
other than regulations applicable   to  business  generally,
and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of
products   and  services.   Furthermore,  the   growth   and
development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand of the Company's products and services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, prospects, financial condition and results of operations.
Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales tax, libel and personal privacy is uncertain and may take years to
resolve.  Any such new legislation   or  regulation,  the
application   of   laws   and regulations from jurisdictions
whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK OF SALES TAX COLLECTION UNCERTAINTIES The Company does not currently collect sales or other similar taxes in respect of shipments of goods into states other than Texas. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as the
Company which  engage  in online  commerce.   In  addition, any
new  operation  in  states outside  Texas  could  subject
shipments into  such  state  sales taxes.             A
successful assertion by one or more state or any foreign county that the Company should collect sales or other similar taxes on the sale of merchandise could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK  OF  CONCENTRATED CONTROL OF THE COMPANY   Immediately
upon completion of this offering the outstanding Common Stock will be beneficially owned approximately 67% by Camelot Corporation ("Camelot"). Camelot will hold an aggregate of approximately 67% of the outstanding voting power of the Company immediately upon completion of this offering. As a result, upon completion of this offering, Camelot will be able to (a) elect, or defeat the election of, any of the Company's directors, (b) amend or prevent amendment of the Company's certificate of Incorporation or Bylaws, or (c) effect or prevent a merger, sale of assets or other corporate transaction, and the Company public stockholders, for so long as they hold less than 50% of the outstanding voting power of the Company, will not be able to control the outcome of such transactions. The extent of ownership by Camelot may have the effect of preventing a change in control of the Company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the
market  price  of  the Common  Stock.   See  "Management,"
"Certain  Transactions"  and "Principal Stockholder".
NO PUBLIC MARKET Prior to this offering there has been no public market for the Company's Common Stock and there can be no assurance that an active public market for the Common Stock will develop, or if developed, be sustained after the offering, or that the market price of the Common Stock will not decline below the initial public offering price. See "Plan of Distribution".
POSSIBLE VOLATILITY OF STOCK PRICE The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as
actual  or anticipated                              variations
in   quarterly   operating    results,
announcements or technological innovations, new sales formats or new products or services by the Company or its competitors, changes in financial estimates by securities analysts, conditions or trends in the Internet and online commerce industries, changes in the market valuations of other Internet, online service or retail companies, announcements by the Company of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions or departures of key personnel, sales of common stock and many other factors many of which are beyond the Company's control. In addition, the stock market in general, and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.

RISK RELATED TO NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE Sales of substantial amounts of the Company's common stock
in  the public    market  after  this  offering  could
adversely   affect
prevailing  market  prices for the Common Stock.   The
3,000,000 shares of Common Stock offered hereby will be freely tradable without restriction in the public market. Taking into account restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), and rules promulgated by the Securities and Exchange Commission (the "Commission") thereunder the number of additional shares that will be available for sale in the public market, subject in some cases to the volume and other restrictions of Rule 144 under the Securities Act, will be as follows: approximately 6,000,000 additional shares will be eligible for sale beginning March 28, 1998. In addition, the Company intends to file a registration statement on Form S-8 under the Securities Act approximately 180 days after the date of this Prospectus to register approximately 500,000 shares of Common Stock reserved for issuance under the Company Stock Option Plans. See "Description of Capital Stock" and "Shares Eligible for Future Sale".

ANTITAKEOVER  EFFECT  OF  CERTAIN CHARTER  PROVISIONS   Upon
the closing of this offering, the Company's Board of Directors will have the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or
action by the  stockholders.                        The
rights of holders of Common Stock will be subject to, and may be adversely affected by the rights of the holders of any
Preferred Stock  that  may  be  issued  in the  future.   The
issuance  of Preferred  Stock  may have the effect of delaying, deferring  or
preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred
Stock.   Further, certain  provisions of the Company's
Certificate of Incorporation and Bylaws and Delaware law could delay or make more difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock".
MANAGEMENT HAS BROAD DISCRETION IN USE OF PROCEEDS The Company has not designated any specific use for the net proceeds from the sale by the Company of the Common Stock offered hereby.
The
Company expects to use the net proceeds for general corporate purposes, including working capital to fund anticipated operating losses, marketing expenses and capital expenditures. A portion of net proceeds may also be used to acquire or invest in complementary businesses, products
and technologies.   From  time to  time, in the ordinary course
of business, the Company expects to evaluate potential acquisitions or such business, products or technologies.
However,   the   Company   has    no    present understandings,
commitments, or agreements with respect to any material acquisition or investment. Accordingly, management will have significant flexibility in applying the net proceeds of this
offering.   The  failure  of  management  to  apply  such
funds effectively could have a material adverse effect on the
Company's business,   prospects,  financial  condition   and
results
of
operations.  See "Use of Proceeds".

IMMEDIATE AND SUBSTANTIAL DILUTION The initial public offering price is substantially higher than the book value per outstanding share of Common Stock. Accordingly, purchasers in this offering will suffer an immediate and substantial dilution of $3.882 per share
and  $2.62  per  share  (minimum  and  maximum   offering
respectively) in the net tangible book value of the Common Stock from the initial public offering price. Additional dilution will occur upon exercise of outstanding options granted by the Company. See "Dilution".

ARBITRARY DETERMINATION OF OFFERING PRICE  The offering price of the  Common Shares was arbitrarily determined by the
Company, and may  not  be indicative of the market price of the
Common  Shares after
this   offering.    Among  the  factors   considered           in
establishing the offering price were the proceeds to be raised by the Company, the percentage of ownership to be held by investors in this offering, the experience of Company management and the current market conditions in the over-the counter securities market. Accordingly, there is no relationship whatsoever between the offering price and the assets, earnings or book value of the Company, or any other recognized criteria of value. See "Plan of Distribution".

ESCROW OF INVESTORS' FUNDS PENDING SALE OF MINIMUM NUMBER OF SHARES OFFERED Under the terms of this offering, the Company is offering the Shares on a "maximum/minimum, best efforts" basis. If the minimum number of Shares is sold, the remaining 2,937,500 Shares will be offered on a "best efforts" basis until all the shares are sold or the offering period ends, whichever occurs first, unless the offering is terminated earlier by the Company. Therefore, no commitment exists by anyone to purchase all or any part of the Shares offered hereby. Consequently, as there is no assurance that the minimum number of Shares being offered will be sold, subscribers' funds may be escrowed for as long as 90 days (or a period of 180 days if the offering period is extended by the Company). Investors, therefore will not have the use of any funds paid for the purchase of Shares during the offering period. In the event that the minimum number of Shares offered hereby are not sold within the offering period, subscribers' funds will then be promptly returned without interest, and the offering will be withdrawn. See "Plan of Distribution".
RISKS OF LOW-PRICED STOCK; POSSIBLE EFFECT OF "PENNY STOCK"
RULES OF  LIQUIDITY  OF  THE  COMPANY'S SECURITIES   There  can
be no assurance that the Company's Common Stock will not become subject to certain rules and regulations promulgated by the Commission pursuant to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 (the "Penny Stock Rules"). Such rules and regulations impose strict
sales practice requirements on  brokerdealers   who  sell  such
securities  to  persons   other   than established  customers
and certain "accredited  investors."
For
transactions covered by Penny Stock Rules, a broker-dealer must make a special suitability determination for the purchaser and must have received the purchase's written consent for the transaction prior to sale. Consequently, such rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell any of the Shares acquired hereby in the Secondary market.

The Penny Stock Rules generally define a "penny stock" to be any security not listed on an exchange or not authorized for quotation on the NASDAQ Stock Market and has a market price (as therein defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transactions by broker-dealers involving a penny stock (unless exempt), the rules
require  delivery,  prior   to   a transaction  in  a  penny
stock, of a risk disclosure document relating to the market for penny stocks. Disclosure is also required to be made about compensation payable to both the brokerdealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stocks.

The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on an exchange or quoted on the Nasdaq Stock Market and have certain price and volume information provided on a current and continuing basis or if the Company meets certain minimum net tangible asset or average revenue criteria. The Company will trade on the Nasdaq OTC Bulletin Board and there can be no assurance that the Company's securities will qualify for exemption from the Penny Stock Rules. In any event, even if the Company's securities were exempt from the Penny Stock Rules, they would remain subject to Section 15(h)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's Shares were subject to the rules on penny stocks, the market liquidity for the Company's Shares could be severely adversely affected.

                        USE OF PROCEEDS

The net proceeds to the Company from the sale of the minimum number of shares offered (62,500) will be $200,000 and from the sale of the maximum number of shares offered (3,000,000) will be $11,900,000 at an initial public offering price of $4.00 per share and after deducting the estimated offering expenses of approximately $50,000 if the minimum shares offered are sold or $100,000 if the maximum shares offered are sold.

The  principal purposes of this offering are to obtain
additional
capital, to create a public market for the Common Stock, to facilitate future access by the Company to public equity markets, and to provide increased visibility and
credibility  in   a marketplace  where  many of the Company's
current and potential competitors are or will be publicly held companies. The Company intends to use the proceeds of this offering for general corporate purposes. The Company has no specific plan for the net proceeds of the offering. The Company expects to use the net proceeds for general corporate purposes, including working
capital to fund anticipated operating losses, marketing expenses and capital expenditures. If there are funds left, a
portion  of net   proceeds  may  also  be  used  to  acquire
or  invest               in
complementary businesses, products and technologies.   From
time to time, in the ordinary course of business, the Company expects to evaluate potential acquisitions of such business, products or technologies. However, the Company has no present
understanding, commitments   or   agreements  with  respect  to
any      material
acquisitions or investments. Pending use of the net proceeds for the above purposes, the Company intends to invest such funds in short-term, interest-bearing, investment-grade securities. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

                        DIVIDEND POLICY

The  Company has never declared or paid any cash dividends on
its capital  stock.   The  Company currently intends  to
retain  any future       earnings  of  its  business,  and
therefore  does          not
anticipate paying any cash dividends in the foreseeable future.



                           DILUTION

As of April 30, 1997, there were 6,000,000 Shares of the Company's Common Stock outstanding having a net tangible book value of $ 516,249 or approximately $ 0.086 per
share.   Net
tangible book value per share is the net tangible assets of the Company (total assets less total liabilities and intangible assets) divided by the number of shares of
Common   Stock outstanding.   Upon completion of this offering,
there  will  be 6,062,500 shares of the Company's Common Stock
outstanding having a   net  tangible  book  value  of
approximately  $  716,249  or approximately $0.118 per share if
the minimum number of Shares is sold;   and  9,000,000  shares
of the Company's Common Stock outstanding having a net tangible book value of approximately $12,416,249 or approximately $ 1.38 per share if the maximum number of Shares is sold. The net tangible book value of each share will have increased by approximately $ 0.032 per share to present stockholders, and decreased by approximately $ 3.882 per share (a dilution of 97%) to public investors if the minimum number of Shares is sold, and the net tangible book value of each share will have increased by approximately $1.29 per share to the present stockholders and decreased by approximately $2.62 per share (a dilution of 66%) to public investors if the maximum number of Shares is sold.

Dilution represents the difference between the public offering price and the net tangible book value per share immediately after the completion of the public offering. Dilution arises mainly from the arbitrary decision by the Company as to the offering price per share. Dilution of the value of the Shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding and in part to expenses which are, or may be, incurred in connection with the offering of the Shares. The following table illustrates this dilution:


            ASSUMING MINIMUM NUMBER OF SHARES SOLD
Price Paid Per Share by Present Shareholders $0.11
Public Offering Price Per Share              $4.00
Net  Tangible Book Value Per Share,
 Before Offering                             $0.086
Increase Per Share Attributable to  Payment
 by Public Investors                         $0.032
Net  Tangible  Book Value Per Share,
 After Offering                              $0.118
Dilution to Public Investors Per Share       $3.882

            ASSUMING MAXIMUM NUMBER OF SHARES SOLD

Price Paid Per Share by Present Shareholders $0.11
Public Offering Price Per Share              $4.00
Net Tangible Book Value Per Share,
 Before Offering                             $0.086
Increase Per Share Attributable to Payment
 by Public Investors                         $1.29
Net  Tangible  Book Value Per Share,
 After Offering                              $1.38
Dilution to Public Investors Per Share       $2.62



                            BUSINESS
All statements, trend analysis and other information contained in this Prospectus relative to markets for the Company's products and trends in net sales, gross margin and anticipated expense levels, as well as other statements
including  words  such  as "anticipate",   "believe",  "plan",
"estimate", "expect", and "intend" and other similar expressions, constitute forwardlooking statements. These forward-looking statements are subject to business and economic risks, and the Company's actual results of operations may differ materially from those contained in the forward-looking statements. No investor should participate in this offering unless such investor can afford a complete loss of their entire investment.
mrcdrom.com, inc. was established by Camelot to offer an Internet software catalogue. Camelot presently owns all the
outstanding shares  of  the  Company.        Camelot has
restructured  its  former
retail operations and mrcdrom.com, inc. is the owner of all the outstanding shares of Mr. CD-ROM Stores, Inc. which previously operated retail stores selling primarily CD-ROM Software in Dallas, Texas. These stores were closed as management felt the market could not support an upscale
software  retailer.         The
Company will offer its customers value through innovative use of technology, broad selection, high-quality content, a high
level of  customer  service,  and competitive pricing.   As  an
online software catalogue, mrcdrom.com, has virtually unlimited online shelf space and can offer a large selection through an efficient search and retrieval interface. The current catalogue offers approximately 2,000 titles and the Company is developing a new catalogue which will offer more than 10,000 titles. Beyond the benefits of selection, purchasing software from mrcdrom.com is more convenient than shopping in a physical store because online shopping can be done 24 hours a day and does not require a trip to a store. Furthermore, mrcdrom.com's limited investment in inventory, lack of investment in expensive retail real estate and reduced personnel requirements give it meaningful structural economic advantages relative to traditional retailers. See "Risk Factors - Limited Operating History". Inventory owned as a result of the closing of the retail
stores was  transferred  to mrcdrom.com, inc.   Publisher
relationships developed for the Mr. CD-ROM Stores will be continued for mrcdrom.com, inc. through Camelot Distributing, Inc.
INDUSTRY BACKGROUND
Growth of the Internet and Online Commerce
The Internet is an increasingly significant global medium of communications, content and online commerce. International Data Corporation ("IDC") estimates that the number of Web users grew to approximately 35 million by the end of 1996 and will grow to approximately 163 million by 2000. Growth in Internet usage has been fueled by a number of factors, including the large and growing installed base of personal computers in the workplace and home, advances in the performance and speed of personal computers and modems, improvements in network infrastructure, easier and cheaper access to the Internet and increased awareness of the Internet among businesses and consumers.
The increasing functionality, accessibility and overall usage of the Internet and online services have made them an attractive commercial medium. The Internet and other online services are evolving into a unique sales and marketing channel, just as retail stores, mail-order catalogs and
television shopping  have done.   Online retailers can interact
directly with customers  by frequently   adjusting   their
featured  selections,   editorial insights,  shopping
interfaces, pricing and visual presentations. The minimal cost to publish on the web, the ability to reach and serve a large and global group of customers electronically from a central location, and the potential for personalized low-cost customer interaction provide additional economic benefits
for online  retailers.   Unlike traditional retail  channels,
online retailers do not have the burdensome costs of managing and maintaining a significant retail store infrastructure or the continuous printing and mailing costs of catalogue marketing. Because of these advantages over traditional retailers, online retailers have the potential to build a large, global customer base quickly and to achieve superior economic returns over the long term. An increasingly broad base of products is being sold successfully
online,  including  computers,  travel   services, brokerage
services,  automobiles  and  music,  and  books.       IDC
estimates that the total value of goods and services purchased over the Web grew from $318 million in 1995, to an annualized run rate of $5.4 billion in December 1996, and will increase to $95 billion in 2000.

Traditional Software Retailing

Several  characteristics of traditional software  retailing
have created  inefficiencies  for all participants.   Physical
storebased retailers must make significant investments in inventory, real estate and personnel for each retail location. This capital and real estate intensive business model, among other things, limits the amount of inventory that can be economically carried in any location. The average store limits customer selection and available retail shelf space
for  the  majority  of  published titles.              In
addition,  software  publishers  typically   offer
generous rights of return to their customers and, as a result, effectively bear the risk of their customers' demand forecasting which  encourages overordering.  As a result, returns  are
high, creating  substantial  additional  costs.   Finally,
traditional retailers   cannot  easily  obtain  demographic
and   behavioral personalized services.
THE MRCDROM.COM, INC. SOLUTION
mrcdrom.com, inc. was founded to capitalize on the opportunity for online retailing. The Company believes that the software industry is particularly suited to online retailing for many compelling reasons. An online retailer
has virtually  unlimited online   shelf  space  limited  only
by  its  connections   with suppliers,  and can offer customers
a large selection through an efficient search and retrieval interface. This is particularly valuable in the software market because the extraordinary number of different items precludes even the largest physical store from economically stocking more than a small minority of available titles. In addition, by serving a large and global market through centralized distribution and operations, online retailers can realize significant structural cost advantages
relative  to traditional  retailers.   Furthermore, unlike
with  clothing  or other  personal  products, consumers can
make  educated  purchase decisions using online information.
In addition, the demographic overlap  between  frequent buyers
and  Internet  users  is  high. Further,   online  selling
promises  significant  benefits   for publishers  because
centralized  distribution  is  believed   to greatly  reduce
product returns and because consumers  preference information
can  be  efficiently  captured  and  utilized.    By offering
customers an authoritative selection of titles, as  well as
competitive   pricing  and  outstanding  customer     service,
mrcdrom.com,  inc. believes it can achieve a preeminent
position among  online  retailers.   Key  components  of  the
mrcdrom.com solution include:

      Selection.   mrcdrom.com will offer a breadth of
selection that would be economically impractical to stock in a physical store or to include in a mail-order catalogue.
mrcdrom.com
currently offers more than 2,000 titles through a consistent search and retrieval interface and is designing a catalogue which will offer over 10,000 items.

      Online Economics. As an online seller, mrcdrom.com will enjoy economic advantages relative to traditional
retailers.   As a   result   of   its  online  business  model
and   centralized
distribution,   mrcdrom.com  can  offer  significantly
improved
inventory turnover, and eliminates investment in expensive retail real estate and dramatically reduced personnel requirements. Further, mrcdrom.com intends to serve a global market through centralized operations.

      Customer  Convenience.  Beyond the benefits  of
selection, purchasing from mrcdrom.com is more convenient than shopping in a physical store because the mrcdrom.com catalogue is open 24 hours per day and shopping does not require a trip to a store. Software can be shipped directly to the customers home or office. The Company believes that customers may buy more software because they have more hours to shop, can act immediately on a  purchase impulse  and  can locate
software that is hard to find.   Because the  mrcdrom.com
online catalogue has a global reach, it can deliver an extremely broad selection to customers in rural, international or other locations that cannot support large-
scale physical  stores.   At the present time it  is  limited
to  only English.   International  sales may be  limited  by
U.S. Export restrictions, publisher limitations and compatibility problems between the software and computer systems. Payment is required in U.S. funds. Any disputes cannot be readily settled in the courts and thus these sales have an element of risk. However, as the Company requires payment prior to shipping there is less risk to the Company
      Compelling  Content.   mrcdrom.com will  deliver
relevant, informative  and other content, including reviews.
In addition, it will offer reviews by other users, and third-party reviewers who can provide diverse and often stimulative points of view to inform and entertain customers while shopping.
     Personalized Service. Over time, the Company can accumulate substantial behavior and preference information that will allow it to provide increasingly rich value-added services to its customers and suppliers.
       Benefits  to  Vendors.   mrcdrom.com  methods  of
online retailing offer substantial benefits to publishers. Because mrcdrom.com incorporates centralized distribution and orders most products based on actual customer demand, it believes that its returns to publishers and wholesalers will
be significantly below industry  norms.   The Company believes
its market approach may increase sales of many second- and third-tier titles that are not typically stocked in physical stores. In addition, the Company believes it will be able to help publishers target customers for particular product offerings.
STRATEGY
mrcdrom.com's objective is to be the leading online  retailer of computer software. The Company plans to attain this goal through the following key strategies:
      Create  Customer Loyalty.  The Company's goal is  to  be
a leading source for software by delivering to its customers the benefits of online commerce. mrcdrom.com offers its customers value through innovative use of technology, broad selection, highquality shopping experience through informative and editorial content, as well as simple and efficient navigation and search capabilities.
      Build  Brand  Recognition.  The Company's  strategy  is
to promote, advertise and increase its brand equity and visibility through excellent service and a variety of marketing and promotional  techniques,  including advertising  on  leading
Web sites                                             and
other media, conducting an ongoing public relations campaign and developing business alliances and partnerships. This will require a large expenditure of funds that will initially come from this offering and the amount of funds raised here will be a large factor in determining the amount of advertising conducted.

      Create  a  Superior  Economic Model.   Because  it  is
not burdened by the costs or legacy of physical store network and related personnel, the Company believes it has  an  inherent economic  advantage  relative  to
traditional  retailers.                               The
Company's goal is to capitalize on this advantage by aggressively driving revenue growth to achieve economies of scale and by incorporating technological advances throughout its business.

       Maintain   Technology.   A  state-of-the-art
interactive
commerce   platform  is  necessary  to  enhance  the
mrcdrom.com service,  and  leverage  the  unique
characteristics  of  online retailing.    mrcdrom.com  will
continue   to   expend   efforts developing,    acquiring   and
implementing   technology-driven enhancements to its Web site
and transaction-processing  systems. Among              other
technology objectives, the Company intends  to  make
the user interface as intuitive, engaging and fast as possible and continuously improve the efficiency of its fulfillment activities.
     Build  Vendor  Relationships.   The  Company  will  seek
to utilize the structural advantages inherent in its business model to build strong relationships with its vendors. The demographic and purchasing data that will be accumulated by the Company will enable it to help publishers target
customers  for  particular product  offering.   Through
targeted marketing and virtually unlimited online shelf space, the Company can offer publishers enhanced promotional opportunities for new titles and second- and third-tier titles.
     Pursue Incremental Revenue. The Company intends to leverage its brand, online commerce experience, operating infrastructure and customer base to broaden its presence and
develop additional revenue  opportunities.   The Company  will
consider  developing incremental revenue through affiliated or
related sites,  related product   areas,   geographic
expansion   or   acquisition   of complementary businesses,
products or technologies. Finally, the Company's customer demographic and substantial site traffic create a meaningful opportunity for advertising sales.
THE MRCDROM.COM ONLINE CATALOGUE
Customers open the mrcdrom.com catalogue through the Company's Web site and, in addition to ordering software, can conduct targeted searches, browse from among highlighted selections and participate in promotions and check order status.
     Browsing. The mrcdrom.com site offers visitors a variety of highlighted subject areas and special features. As a customer proceeds through the catalogue, he or she
encounters  featured software.   Clicking with the mouse on any
of these images pulls up more information about the featured software, as well as button which, if clicked on, adds the software to the customer's order.
       Searching.   A  primary  feature  of  mrcdrom.com  is
its interactive,  searchable  catalogue.   The  Company
provides   a selection  of  search  tools to find  software
based on title, subject, keyword, or publishers. The Company licenses some of its catalogue and other information from third parties.
      Online  Community.   By creating an online  community,
the Company hopes to provide customers with an inviting and familiar experience that will encourage them to return frequently to the site and to interact with other users, and that will promote loyalty and repeat purchase.
     Ordering. To purchase customers simply click on a button to add items to their virtual shopping baskets. Customers can add and subtract from their shopping baskets as they browse, prior to making a final purchase decision, just as in a physical store. To execute orders, customers click on the
buy  button  and  are prompted                           to
supply  shipping  and  payment   details.    This
information is stored on the Company's secure server and need not be provided again by repeat registered customers. The personal password allows repeat customers to automatically access their previously provided shipping and payment
information.                                             The
payment is electronically submitted using a customers checking account or charge cards. There is a small fee paid by the Company per transaction. The availability of funds or ability to charge is confirmed prior to shipment. The Company's system automatically confirms each order by e-mail to the customer within minutes after the order is placed and advises customers by e-mail shortly after orders are shipped.
      Availability and Fulfillment. Some of the Company's titles are available for immediate shipment, others are available for shipment within 48 to 72 hours and the remainder of titles are generally available within four to six weeks. Customers select from a variety of delivery options, including overnight and various international shipping options. The Company uses e-mail to notify customers of order status under various conditions. The Company seeks to provide rapid and reliable fulfillment of
customer   orders,  and  intends  to  continue  to  improve
its
availability and fulfillment in the future. The Company offers shipment via UPS, U.S. Mail or Federal Express at the customer option with a charge paid by the customer separate and apart from the product charges.

MARKETING AND PROMOTION

mrcdrom.com's marketing strategy is designed to strengthen the mrcdrom.com brand name, increase customer traffic
to   the
mrcdrom.com catalogue, build strong customer loyalty, maximize repeat purchases and develop incremental revenue opportunities.

mrcdrom.com intends to build customer loyalty by creative and flexible merchandising. The Internet allows rapid and effective experimentation and analysis, and instant user feedback which the Company intends to incorporate in its merchandising. The Company seeks to increase the number of visitors that make a purchase, to encourage repeat visits and
purchases and  to  extend  customer retention.   Loyal,
satisfied customers also generate word-ofmouth advertising and awareness, and are able to reach thousands of other customers and potential customers because of the reach of online communications.

The Company intends to place advertisements on various highprofile and high-traffic Web sites. These advertisements usually will take the form of banners that encourage readers to click through directly to the mrcdrom.com web site.

CUSTOMER SERVICE

The Company believes that its ability to establish and maintain long-term relationships with its customers and encourage repeat visits and purchases depends, in part, on the strength of its customer support and service operations and staff. The Company has sought support personnel who have experience in this field. Though the Company has presently limited the size of this department, if the revenues of the Company increase and the customers service demands increase the Company will expand the customer service department with experienced customer service representatives. mrcdrom.com offers e-mail addresses to enable customers to request information and to encourage feedback and suggestions.
The  Company's  customer  support   and   service personnel
are   responsible  for  handling   general
customer
inquiries, answering customer questions about the ordering process, and investigating the status of orders, shipments and payments. Customers who are reluctant to enter their credit card or checking account numbers through the Web site may call or email in their orders.

WAREHOUSING AND FULFILLMENT

The Company sources product from a network of distributors and publishers, however its primary source is one major distributor. The Company carries minimal inventory and relies to a large
extent   on   rapid  fulfillment  from  major  distributors
and
wholesalers  which  carry a broad selection of  titles.   As
the Company relies on outside vendors there is the risk the Company cannot fill an order(s) thereby losing customers resulting in word of mouth which can be very damaging on the Internet.

TECHNOLOGY

The Company uses a set of applications for accepting and validating customer orders, organizing, placing and managing orders with the Company's warehouse or suppliers as appropriate, receiving product and assigning it to
customer  orders,  and managing                       shipment
to  customers  based  on  various   ordering
criteria.   The  Company's transaction-processing systems
manage the process of accepting, authorizing and charging customer credit cards or checking accounts. In addition, the
Company's systems   allow   it   to  maintain  ongoing
automated   e-mail communications  with customers at a
negligible incremental cost. These systems automate many routine communications entirely, facilitate management or customer e-mail inquiries and allow customers to check order status, change their e-mail address or password. As the Company has only been operating for less that six (6)
months  its  systems have not been heavily  tested  "in
action".   As  such there is the risk that increased  volume
may
uncover problems in the system.

Systems administrators and managers monitor and operate the Company's Web site, network operations and transaction-
processing systems.                                   The
continued uninterrupted operation of the Company's
Web site and transaction-processing systems is essential to its business, and it is the job of the operations staff to ensure, to the greatest extent possible, the reliability of the Company's Web site and transaction-processing systems. The Company uses the services of Camelot Internet Access Services, Inc. an affiliated company to obtain connectivity to the Internet over dedicated T1 lines.

The Company's transaction-processing system is not integrated with the remainder of the Company's accounting
and  financial systems.                                As   a
result,  the  Company's  current   management
information system, which produces requested operational reports, is inefficient with respect to traditional accounting-oriented reporting and requires a significant amount of manual effort to prepare information for financial
and accounting reporting.                             See
"Risk  Factors  -  Risk Capacity Constraints; System
Development Risks,"   "-Risk  of  System  Failure;  Single
Site  and   Order Interface" and "- Online Commerce Security
Risks".

INTELLECTUAL PROPERTY

The Company regards its copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success, and
customers, partners and  others  to protect   its  proprietary
rights.   The  Company  pursues                       the
registration of its trademarks and service marks in the U.S.
and internationally,   and   has  obtained   registered
trademarks.
Effective trademark, service mark, copyright and trade secret protection may not be available in every county in which the Company's products and services are made available
online.    The
Company expects that it may license in the future, certain of its proprietary rights, such as trademarks or copyrighted material, to third parties. While the Company attempts to ensure that the quality of its brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of the Company's proprietary rights or reputation, which could have a material adverse affect on the Company's business, prospects, financial condition and results of operations. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company. The Company expects to be subject to legal proceedings and claims from time to time in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by the Company and its licensees.
Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.
                          COMPETITION
The  online  commerce market, particularly over the Internet,
is new,   rapidly   evolving   and  intensely   competitive,
which competition the Company expects to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites at a relatively low cost. In addition, the retail software industry is intensely competitive. The Company currently or potentially competes with a variety of other companies. These competitors include (i) various online sellers and vendors of other information-based products, (ii) a number of indirect competitors that specialize in online commerce or derive a substantial portion of their revenues from online commerce, including AOL and Microsoft Corporation, through which other stores may offer products, and (iii) retail
vendors   with significant brand awareness, sales volume and
customer.
The  Company believes that the principal competitive  factors
in its   market   are  brand  recognition,  selection,
personalized services, convenience, price, accessibility, customer service, quality of search tools, quality of editorial and other site content and reliability and speed of fulfillment. Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with large, well-established and well-financed companies as use of the Internet and other online services increases. Certain of the Company's competitors may be able to secure merchandise from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory availability policies and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that the Company will be able to compete successfully against current and future competitors, and competitive pressures faced by the Company may have a material adverse effect on the Company's business,
prospects,  financial  condition               and   results
of
operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company a substantial fee
for inclusion.   See  "Risk
Factors - Competition".
             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OVERVIEW

mrcdrom.com was formed on March 27, 1997 to offer computer software to the public by means of a site on the World Wide Web ("Web").
The Company was created by Camelot to capitalize on the emerging Internet commercial market. Camelot had offered CD-ROM software to the public through six retail stores, which are now closed. As the historical financial statements reflect entirely the previous retail and wholesale operations, management believes they are not indicative of future operations of the Company.
The Company's Prospectus must be considered in light of the risks, expenses and difficulties frequently
encountered       by
companies moving into new markets, particularly companies in new and rapidly evolving markets such as online commerce. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and management
of  growth.       To
address  these  risks,  the  Company must,  among  other
things, maintain   and   increase  its  customer  base,
implement and
successfully   execute  its  business  and  marketing
strategy, continue to develop and upgrade its technology and transactionprocessing systems, improve its Web site, provide superior customer service and order fulfillment,
respond  to  competitive developments,   and   attract,  retain
and  motivate   qualified personnel.
There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RESULTS OF OPERATIONS

The   historical  financial  statements  reflect  primarily
the
activities of the previous retail and wholesale operations in a limited, highly competitive and saturated market. The financial statements also reflect the overhead costs of six, now closed , storefronts which are not required with the Internet based method by which the Company intends to offer its products.
The
overhead costs are reflected in the prepaid expenses, office equipment, leasehold improvements, accounts payable and general and administration (store and support personnel).
The increase in accounts payable is due to a distributing subsidiary's nonrecurring sales to non-related entities, no longer a material portion of its business. The Statement of Operations reflect a one time expense due to the closing of the stores described as loss on disposition of assets.

The Company did not have mailing or delivery costs in the previous operations but will have them as the catalogue sells goods. It intends to capitalize on the relationships developed with publishers, where possible, and third party distributors to supply product for the Internet catalogue thereby reducing any delivery costs. There can be no assurances that the Company's suppliers will deliver the products to the
customers.   The
Company intends to use United Parcel Service, the U.S. Postal Service, and Federal Express as requested by the
customers.   The
Company's customers are charged an amount to cover the  costs
of shipping  and  handling  charges.   If  the  Company's
suppliers directly  ship the products as the Company intends, the  Company
may not be required to purchase the inventory ahead of time thereby eliminating the possibility of inventory obsolescence which is reflected in the financial statements. The Company is also working to establish agreements which permit it to return items which become outdated.
As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future
revenues and  are  to  a large  extent  fixed.   The Company
will have fees related to personnel, rent, fixtures, technology, maintenance, advertising and marketing. Sales and operating results generally depend on the volume of, timing of and ability to fulfill orders received, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any
unexpected   revenue  shortfall.   Accordingly,  any
significant
shortfall in revenues in relation to the Company's planned expenditures would have an immediate adverse effect  on  the Company's business, prospects, financial
condition and results of operations.                    The
Company  expects  to  experience  significant
fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the
Company's control.    Factors  that  may  adversely  affect
the Company's quarterly operating results include (i) the Company's ability to obtain and retain existing customers,
attract new customers at  a steady        rate  and  maintain
customer  satisfaction,  (ii)             the
Company's  ability to manage inventory and fulfillment
operations and   maintain   gross   margins,  (iii)  the
announcement  or
introduction of new sites, services and products by the Company and its competitors, (iv) price competition or higher wholesale prices in the industry (v) the level of use of the Internet and online services and increasing consumer
acceptance  of                            the
Internet and other online services for the purchase of consumer products such as offered by the Company, (vi) the Company's ability to upgrade and develop systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on the Company's Web site, (viii) technical difficulties, system downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (x) the number of software titles
introduced during                         the  period,  (xi)
the  level  of  merchandise  returns
experienced  by  the Company, (xii) governmental regulation,
and (xiii)   general  economic  conditions  and  economic
conditions
specific  to  the  Internet,  online commerce  and  the
software industry.                                     The
Company  expects  that  it   will         experience
seasonality in its business, reflecting a combination of seasonal fluctuations in Internet usage and traditional retail seasonality patterns. Internet usage and the rate of Internet growth may be expected to decline during the summer. Further, sales in the traditional retail industry are significantly higher in the fourth calendar quarter of each
year than in the preceding  three quarters.   Due to the
foregoing factors, in one or more future quarters the Company's operating results may fall below the expectations
of  securities analysts  and  investors.   In  such event,  the
trading price of the Common Stock would likely be materially adversely affected. See "Risk Factors - Potential Fluctuations in Quarterly Results; Seasonality".

LIQUIDITY AND CAPITAL RESOURCES

The Company's subsidiaries previous operations comprising retail stores and software wholesaling have not resulted in profits to date. The fiscal year ended April 30, 1997 reflect almost a full years  operations for the six stores all of which are now
closed, resulting in losses.                                The
Company's subsidiaries have been  able
to raise the funds necessary to continue to operate through advances from affiliates and the issuance of common stock. The costs incurred by the Company to establish a new business of Internet software marketing were financed through private sales of Common Stock which, through March 31, 1997, totaled $667,892. The Company believes with the funds raised from this offering it will have enough funds for the next twelve months. If only the minimum shares offered are sold
the Company may have to limit its spending   on  marketing  and
advertising  efforts.   Management believes some of its
advertising can be accomplished by bartering space with other commercial entities on the World Wide Web but expects that it will also have to use funds raised in this offering to
advertise  the catalogue   in  consumer  and  trade journals
which  will  increase its brand awareness.   Management also
intends  to   sell space to publishers  thereby   obtaining
another source of  revenue.

Management recognizes that as the level of business increases the number of employees will need to be increased to assist in shipping and customer service. There can be no assurances that the Company can hire properly experienced staff to fill these shortages and it may have to compensate any new employees at a higher rate. If only the minimum amount of shares offered are sold the ability of the Company to hire experienced employees could be affected.

The Company will continuously review its technology and systems to keep them operating in a competitive manner. This may require capital expenditures which without funds raised from the offering the Company may be unable to accomplish.

Management believes that without the funds to be raised in this offering the Company will not have sufficient funds to operate for the next twelve months. It does have the ability to borrow using its inventory as collateral but any borrowings would probably be at a substantial discount from their book value. The Company believes the net proceeds from this offering, together with its current cash and cash equivalents, will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the next 12 months. If cash generated from operations is insufficient to satisfy the Company's liquidity requirements, the Company may seek to sell additional equity or debt
securities  or to obtain a credit facility.   The  sale  of
additional equity or convertible debt securities could result in additional dilution to the Company's stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at
all.   See  "Use  of Proceeds".

                       LEGAL PROCEEDINGS

The Company is not currently aware of any material legal proceeding pending against it. There are lawsuits against one of the Company's subsidiaries for rent on some stores where the subsidiary believes the landlord has made no or minimal efforts to relet the premises.

                           EMPLOYEES

As of August 1, 1997, the Company employed 6 full-time employees. None of the Company's employees is represented by a labor union, and the Company considers its employee relations to be good. Competition for qualified personnel in the Company's industry is intense, particularly among software
development  and       other
technical staff. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel. See "Risk Factors - Management of Potential Growth; New Management Team; Limited Senior Management Resources" and "Dependence on Key Personnel; Need for Additional Personnel".
                          FACILITIES
The leased facilities total approximately 3,000 square feet and are located in Carrollton, Texas pursuant to a month to
month lease.   The Company leases the premises from Camelot
Corporation the majority shareholder of the Company as part of a management agreement entered into between the Company and Camelot for $ 4,000 per month. The Company believes that the lease was made on terms no less favorable to the Company
than  could  have  been obtained   from   unaffiliated  third
parties.    The   Company anticipates  that  it  will  require
additional administrative, customer service, warehouse and fulfillment space within the next three (3) years, but that suitable additional space will be available on commercially reasonable terms, although there can be no assurance in this regard. The Company does not own any real estate.
                          MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS
     The following table sets forth certain information regarding the executive officers and directors of the Company as of August 1, 1997:


        Name               Age                 Position

Daniel Wettreich (1)       46        Chairman, Director and CEO

Robert Gregory             45        President and Director

Jason Conway (2)           28        Director

Colin Grant (1)(2)         35        Director



Jeanette Fitzgerald        36        Director
(2)

Margaret Cooper            49        VicePresident of Oerations

Scott Stoddard             34        Vice President of Product
                                     Development




(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

Daniel Wettreich

Daniel Wettreich is Chairman, Chief Executive Officer and Director of the Company since March 28, 1997 and spends such time as required on Company matters. He is also a Director and Chief Executive Officer of Camelot Corporation since September 1988. A subsidiary of Camelot, Camelot Entertainment, Inc. filed for bankruptcy protection in January 1995. Since August 1996, he has been Director and Chief Executive of Meteor Technology plc, a United Kingdom public company. Additionally, he currently hold directors positions in the following public companies: Forme Capital, Inc., a real estate company, Alexander Mark
Investments (USA), Inc., and Adina, Inc. holding companies, and Malex, Inc., and Tussik, Inc. which are inactive companies seeking merger opportunities. In July 1993, following an investment by Camelot he was appointed a Director of Goldstar Video Corporation which has since had a Chapter 7 bankruptcy petition filed and closed. Mr. Wettreich has a Bachelor of Arts in Business Administration from the University of Westminister, London, England.

Robert B. Gregory

Robert Gregory is President of the Company since April 15, 1997 and spends such time as required on Company matters. He is also the Vice President of Finance for Camelot Corporation
since July 1996.   He  was  previously  Director of  Finance
of  Jenkens                                            &
Gilchrist, one of Texas's largest law firms, prior to which he was controller of Memorex Telex Corporation, a manufacturer of computer equipment. Previously, from 1985 he was Controller of the communications division of
Electronic  Data  Systems,  an international  provider  of
information  technology.   He  is                           a
Director of Adina, Inc. In addition to being a Certified Public Accountant, he has an MBA from Creighton University and a BS in Accounting from the University of Nebraska.

Jeanette P. Fitzgerald

Jeanette Fitzgerald is a Director of the Company since March
28, 1997.   Since  September  1988, she has  been  a  Director,
Vice President                                         and
General  Counsel  of  Camelot  Corporation.                   A
subsidiary  of  Camelot, Camelot Entertainment,  Inc.  filed
for bankruptcy protection in January 1995.    She is a member
of the State Bar of Texas and the Business Law Section. Since August 1996, she has been a Director of Meteor Technology, plc, a United Kingdom public company. She is also the Corporate Secretary and Director of Malex, Inc., and Tussik, Inc., which are public companies. In July 1993, following an investment by Camelot she was appointed a Director of Goldstar Video Corporation which has since had a Chapter 7 bankruptcy petition filed and closed. Previous to
these positions, from 1987 to 1988 she worked  as           a
staff attorney and in the compliance department at H.D. Vest, Inc., a holding company with subsidiaries including a securities brokerage firm. She graduated from Texas Tech University School of Law receiving both a Doctorate of Jurisprudence and a Masters of Business Administration in May 1986, and from the University of Michigan with a Bachelors of Business Administration in December 1982.

Jason Conway

Jason Conway is a Director of the Company since March 28, 1997. Since 1996, he has been Executive Director of Meteor Technology plc, a UK public company. Previously, he was employed by National Car Parks for seven years culminating in
his appointment as  Director  for  the  Southeast Region.   Mr.
Conway was the youngest Regional Director in the history of National Car Parks. He has a B.Sc. in Estate Management from South Bank University.

Colin Grant

Colin Grant is a Director of the Company since March 28, 1997. Since 1996, he has been Managing Director of Alexander Mark Capital Ltd., a U.K. financial services
company.   He   was previously  Finance Director of Meteor
Technology plc  and  is                                     a
Director of that company. From 1983 - 1995 he was Managing Director and previously Finance Director of Network
Designers Limited,    a   company  involved  in  developing
and   marketing
communications  software  and  hardware  products.
Previously, between  1989 and 1993 he was Financial Controller
of  Softwright Systems  Ltd.   He graduated with a B.Sc. from
the University  of St. Andrews in 1984.

Margaret Cooper

Margaret Cooper is Vice President of Operations of the Company since March 28, 1997 and spends all her time on Company matters. Previously she was President of Software @ Cost + 10%, Inc., a retailer of computer software and prior
to that she was President of   Camelot  Distributing,  Inc.,  a
distributor  of       computer
software; both subsidiaries of Camelot Corporation. From 1991 to 1992 she was a Marketing Executive with Quest Entertainment, a video distributor.

Scott Stoddard

Scott Stoddard is Vice President of Product Development for the Company since March 28, 1997 and spends all his time on
Company matters.      Previously he was General Manager of
Camelot  Creative
Designs, Inc., a web page design company and a subsidiary of Camelot Corporation. He was a production manager or a
computer artist/editor   for  a  series  of  magazines,
catalogues   and newsletters  from 1989 to 1994, prior to which
he was  Production Director of Movieline Magazine.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee consists of Daniel Wettreich and Colin Grant. Among other functions, the Audit Committee makes recommendation to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates the Company's internal control functions.

The Compensation Committee consists of Jason Conway, Colin Grant, and Jeanette Fitzgerald. The Compensation Committee reviews and approves the compensation and benefits for
the   Company's
executive officers, administer the Company's stock option plans and make representation to the Board of Directors regarding such matters.

                     DIRECTOR COMPENSATION

Directors of the Company do not receive cash compensation for their services as directors or member of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meeting of the Board of Directors.

Directors, who are not otherwise employees of the Company, are eligible to receive Stock Options pursuant to the 1997
Director Stock Option Plan.

1997  Directors'  Stock Option Plan.  The 1997  Directors'
Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors in March, 1997. The Directors' Plan was approved by shareholders of the Company on March 28, 1997.
A total of 250,000 shares of Common Stock has been reserved for issuance under the Directors' Plan. As of August 1,
1997, 15,000 options have been granted all with an exercise price of $4.00 per share.
The  Directors' Plan provides for the grant of stock  options  to
nonemployee   directors of the Company.  The Directors'  Plan  is
designed  to work automatically without administration;
however, to  the  extent administration is necessary, it will be performed by the Board of Directors. The Directors' Plan provides that each person who is a nonemployee director of the Company upon joining the Board of Directors, shall be granted a stock option to purchase 5,000 shares of Common Stock (the "First Option"). Thereafter, on January 1, of
each year, commencing  January                            1,
1998 each nonemployee director shall be automatically granted an additional option to purchase 1,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served  on  the  Company's Board of Directors for  at
least  six months.                                        The
Options are immediately exercisable.  The  exercise
price  of  all  stock options granted under the  Directors'
Plan shall  be  equal  to  the fair market value of  a  share of  the Company's  Common  Stock  on the date of  grant  of
the  option. Options  granted under the Directors' Plan have  a
term  of  ten years.                             In  the event
of the dissolution or liquidation  of  the
Company, a sale of all or substantially all of the assets of the Company,  the  merger  of  the  Company  with  or  into
another
corporation in which the Company is not the surviving
corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each nonemployee director shall have either (i)
a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exerciseable, prior  to  the effectiveness of such
dissolution, liquidation, sale,  merger                   or
reorganization,  at  the  end  of which  time  the  option
shall terminate or (ii) the right to exercise the option, including any part of the option that would not otherwise be
exercisable,                                              or
receive  a  substitute option with comparable  terms,  as  to  an
equivalent   number  of  shares  of  stock  of  the
corporation succeeding  the Company or acquiring its business
by  reason                                       of
such dissolution, liquidation, sale, merger or reorganization. The Board of Directors may amend or terminate the Directors' Plan; provided, however, that no such action may adversely affect any outstanding option, and the provisions regarding the grant of options under the plan may be amended only once in any six-month period, other than to comport with changes in the Employee Retirement Income Security Act of 1974, as amended or the Code. If not terminated earlier, the Directors' Plan will have a term of ten years.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

The  Company's Certificate of Incorporation limits the
liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's
certificate                                               of
incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions
not in  good  faith                                       or
which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases  or  redemptions as provided in Section  174 of the Delaware General Corporation Law (the "DGCL"), or (iv) for any transaction from which the director derived an
improper  personal benefit.   The  Company's Bylaws provide
that the Company shall indemnify its directors and officers may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
At   present,  there  is  no  pending  litigation  or
proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.
EXECUTIVE COMPENSATION
No executive officer of the Company who held office at August 1, 1997 met the definition of "highly compensated" within the meaning of the Commission's executive compensation
disclosure rules.                                     As  of
April 1, 1997 no compensation was  paid  to  any
officers or directors of the Company. For the period April 1, 1997 to August 1, 1997 a total $60,476 has been paid to officers of the Company. Officers have been granted options
pursuant  to the   1997                               Stock
Option  Plan  as  set  out   in   "Principal
Stockholders".

On March 28, 1997, the Company entered into an employment contract with Mr. Wettreich whereby he was employed as Chairman and Chief Executive Officer of the Company for a period of ten years at an annual salary of $50,000 and a cash bonus equal to 5% of the Company's annual profits before taxation. In the event of Mr. Wettreich's death during the term of the agreement, the Company will pay annual death benefits of $50,000 for a period of four years. Mr. Wettreich may terminate his employment after the date of a change in control of the Company. A change in control is defined as any person other than Mr. Wettreich or his family interests becomes beneficial owner, directly or indirectly of common stock of the Company representing 30% or more of the Company's issued and outstanding common stock or if the Incumbent Board as defined, ceases to constitute a majority of
the board of directors.                               If Mr.
Wettreich terminates his employment after a change of control in the Company, he shall be paid (i) the base salary and any bonuses payable to him under the agreement or (ii) an amount equal to the product of the annual base salary and bonus paid to Mr. Wettreich during the year preceding the termination date multiplied by five whichever of
(i) or (ii) is more. In the circumstances whereby Mr. Wettreich terminates his employment for good reason, as defined, he will receive payments in accordance with the payments received if termination occurs after a change of control of the Company.

1997  Stock  Option  Plan.       The purpose of  the  1997
Stock Option Plan is to enhance the long-term stockholder value
of  the Company   be  offering  opportunities  to  employees,
directors, officers,   consultants,   agents,   advisors   and
independent
contractors of the Company to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and acquire and maintain stock ownership in the Company. The Company has granted 393,860 stock options each with an exercise price of $4.00 per share.

The 1997 Stock Option Plan is administered by the Compensation Committee, which has the authority to select individuals who are to receive options under the 1997 Stock Option Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the vesting provisions, the option term and the exercise price. Unless otherwise provided by the Plan Administrator, an option granted under the 1997 Stock Option Plan expires 10 years from the date of grant (five years in the case of an incentive stock option granted to the holder of 10% or more of the Company's outstanding capital stock) or, if earlier, three months after the optionee's termination of employment or service other than termination for cause, one year after the optionee's retirement at
the  Company's  request,   death   or disability,  or
immediately upon notification to an optionee of termination for cause. Options granted under the 1997 Stock Option Plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee.
Repurchase Right Under Option Plan. With respect to the 1997 Stock Option Plan and the 1997 Directors Stock
Option Plan (collectively, the "Plans"), the Compensation Committee has the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of a stock option under the applicable Plan. If the optionee ceases to be employed by or provide services to the Company, all shares of Common Stock issued on exercise of stock option which are unvested at the time of cessation shall be subject to repurchase by the Company at the exercise price paid for such shares. The terms and conditions upon which the repurchase rights are exercisable by the Company are determined by the Compensation Committee and set forth in the agreement evidencing such right. The Compensation Committee has discretionary authority to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable under an option granted
pursuant to that  Plan.   In the event of a Terminating Event
or a Corporate Transaction under the 1997 Stock Option Plan, respectively, if vesting of the options accelerates, the repurchase rights of the Company with respect to shares previously acquired on exercise of options granted under the  1997 Stock Option Plan, respectively,  shall terminate.
                     CERTAIN TRANSACTIONS
     Since the inception of the Company in March 27, 1997, the Company has issued 6,000,000 Shares of Common Stock to Camelot Corporation in exchange for $511,428 of inventory, proprietary software, the trademark "mrcdrom", cash and other
assets.   The inventory  software, trademarks and other was
valued at Camelot's carrying cost. The shares were issued at $.11 per share after accounting for the write down of the value of the inventory.
     On  April 1, 1997, the Company entered into a month to
month lease   agreement   with   Camelot  Corporation,   the
majority shareholder of the Company, for the office and warehouse premises and for bookkeeping services at a total rate of $4,000 per month. The lease covers 3,000 square feet and it is anticipated that this space will be sufficient for the next twelve (12) months.
      The Company believes that all the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated
third parties.   Any future transactions, including loans,
between the Company and its officers,
directors  and  principal  stockholders   and
their
affiliates  will  be  approved by a  majority  of  the  Board of Directors,
including  a  majority  of   the   independent   and
disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                    PRINCIPAL STOCKHOLDERS
     The following table sets forth certain information regarding the beneficial ownership of the company's outstanding Common Stock as of August 1, 1997 and as adjusted to reflect the sale of the Common Stock offered hereby for
(i) each person or entity know by the company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, and (iv) all of the Company's directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investments power with respect to such shares.






                                              Percentage of
                                              Shares
                                              Outstanding
Name and Address      Number of Shares       Prior to   After
                      Beneficially Owned    Offering  Offering
                                                        (1)
Camelot Corporation      6,000,000           100        67
17770 Preston Road
Dallas, Texas  75252

Daniel Wettreich         6,375,000 (2)(3)    100        68
17770 Preston Road
Dallas, Texas  75252

Robert Gregory           10,660 (2)(4)       100         *
17770 Preston Road
Dallas, Texas  75252

Jason Conway             5,000 (5)           *          *
54 Baker Street
London, England

Colin Grant              5,000 (6)           *          *
54 Baker Street
London, England

Jeanette Fitzgerald      6,005,000 (2)(7)    100        67
17770 Preston Road
Dallas, Texas  75252



All officers and         6,408,860           100        68
directors as a           (2)(3)(4)(5)(6)
group (8 person)         (7)(8)

*less than 1%
(1)  Assumes all shares offered are sold.
(2) Includes 6,000,000 Common Shares owned Camelot Corporation of which Mr. Wettreich and Ms. Fitzgerald are directors and of which Mr. Gregory is an officer. All have disclaimed any ownership interest in these shares.
(3) Includes 375,000 options granted to Mr. Wettreich pursuant to the 1997 Stock Option Plan.
(4) Includes 10,660 options granted to Mr. Gregory pursuant to the 1997 Stock Option Plan.
(5) Includes 5,000 options granted to Mr. Conway pursuant to the 1997 Directors Stock Option Plan.
(6) Includes 5,000 options granted to Mr. Grant pursuant to the 1997 Directors Stock Option Plan.
(7) Includes 5,000 options granted to Ms. Fitzgerald pursuant to the 1997 Directors Stock Option Plan.
(8) Includes 8,200 options granted to additional officers of the Company pursuant to the 1997 Stock Option Plan.


                 DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. The following summary of certain provisions of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, which is included as an exhibit to the Registration Statement of which this Prospectus is a part, and by the provisions of applicable law.
COMMON STOCK
      As of April 1, 1997, there was 6,000,000 shares of Common Stock outstanding held of record by one (1)
stockholder.   There will be 9,000,000 shares of Common Stock
outstanding after giving effect to the sale of all the Common Stock offered to the public hereby. The holders of Common Stock are entitled to one vote for each share held of record
on all matters submitted to a vote  of stockholders.   See
"Risk Factors - Control of the Company." Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. See "Dividend
Policy."   In  the event of a liquidation, dissolution or
winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any
outstanding  shares  of  Preferred   Stock. Holders  of Common
Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund to convert their Common Stock into any other securities. There are no redemption or sinking
fund provisions  applicable  to  the Common  Stock.   All
outstanding shares of Common Stock are fully paid and nonassessable, and the shares of Common Stock to be issued upon completion of this offering will be fully paid and nonassessable.
PREFERRED STOCK
      Pursuant to the Company's Certificate of Incorporation, the Board of Directors will have the authority, without further action by the stockholder, to issue up to 5,000,000 shares of Preferred
Stock  in  one  or  more  series  and  to   fix
the
designations,   powers  preferences,  privileges   and
relative participating, option or special rights and the qualifications, limitation or restrictions thereof, including dividend rights, conversion rights, voting rights, terms
of  redemption    and
liquidation preferences, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred
Stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make
removal of management   more  difficult.   Additionally,  the
issuance   of
Preferred Stock may have the effect of decreasing the market price of Common stock, and may adversely affect the voting and other rights of the holders of Common Stock. The Company currently has 3,992,752 shares of Preferred Stock, Series A outstanding and owned by Camelot. The shares were issued in exchange for the outstanding shares owned by Camelot of the Company's subsidiaries. The Preferred Shares, Series A are nonvoting, non-yielding and non-convertible but have a preference over the common shares in the event of a liquidation or similar event of the Company.

ANTITAKEOVER  EFFECTS  OF CERTAIN PROVISIONS  OF  CERTIFICATE
OF INCORPORATION AND DELAWARE LAW

      As noted above, the Company's Board of Directors, without stockholder approval, have the authority under the Company's Certificate of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common
Stock.   As  a result, Preferred Stock could be issued quickly
and easily, could adversely affect the rights of holder of Common Stock and could be issued with terms calculated to delay or prevent a change in control of the Company or make removal of management more difficult.
      The Company has opted out of Section 203 of the Delaware Code permitting transactions between interested stockholders and the Company in certain instances.
TRANSFER AGENT AND REGISTRAR
      The transfer agent and registrar for the Common Stock is Stock Transfer Company of America, Inc., P.O. Box 896277, Dallas, Texas 75379-6277.
ESCROW AGENT
     The escrow agent for the Common Stock offered pursuant to this prospectus is The Oaks Bank and Trust Company, 4849 Greenville Avenue, Dallas, Texas 75206.


                SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the Common Stock will be developed or be sustained after this offering. Sales of substantial amounts of Common Stock in the public market after this offering, or the possibility of such sales occurring, could adversely affect prevailing market prices for the Common Stock or the future ability of the Company to raise capital through an offering of equity securities.

      After this offering, the Company will have outstanding 9,000,000 shares of Common Stock. Of these shares, the 3,000,000 shares offered hereby will be freely tradable in the public market without restriction under the Securities Act, unless such shares are held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act.

      The remaining 6,000,000 shares of Common Stock outstanding upon completion of this offering will be "restricted securities," as that term is defined in Rule 144
("Restricted Shares").   The
Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act. Restricted Shares may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.
      Rule 701 permits resales of such shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, imposed under Rule 144. In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this Prospectus, a person (or persons whose shares of the Company are aggregated) who has beneficially owned Restricted Shares for as least one year (including the holding period of any prior owner who is not an affiliate of the Company) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 90,000 shares immediately after this offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect such sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about the Company. Under Rule 144 (k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of the Company) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.
     The Company intends to file after the effective date of this offering a Registration Statement on Form S-8 to register an aggregate of approximately 500,000 shares of
Common                stock
reserved for issuance under the 1997 Stock Option Plan and the 1997 Directors Stock Option Plan. Such Registration Statement will become effective automatically upon filing. Shares issued under the foregoing plans, after the filing of a Registration Statement on Form S-8, may be sold in the open market, subject, in the case of certain holders, to the Rule 144 limitations applicable to affiliates, and vesting restrictions imposed, if any, by the Company.

                     PLAN OF DISTRIBUTION

The Company is offering up to 3,000,000 shares in the Company, all at $4.00 per share. The shares will be offered on a maximum/minimum "best efforts" basis. The minimum number of Shares offered hereby must be sold, if any are to be sold, within a period of 90 days (or a period of 180 days if extended by the Company from the date of this
Prospectus.   The  Company  may allocate among or reject any
subscriptions, in whole or in part. These subscriptions may be rejected if the Company receives more subscriptions than it offers, the payments are not made with the subscription, the subscriptions are otherwise incomplete or other reason deemed appropriate by the Company.

The Shares will be offered and sold by the Company's officers and directors, without compensation. Neither the Company nor any of its officers or directors is registered as a broker
or  dealer under  Section  15  of  the  Exchange  Act.   If
required by a particular state the Company or an officer will become registered to offer and sell the securities offered as that particular state requires.

The Company has not retained an underwriter or any Independent broker-dealer to assist in offering the Shares.
It is the intention of the Company to offer and sell the Shares by contacting prospective investors through appropriate newspaper and magazine advertisements as well as through the use of the Internet to electronically deliver copies of this Prospectus to prospective investors. The prospective investor will have an option to have a paper copy of the prospectus sent to them or if they execute a consent form to have it sent electronically. If a consent form is executed all further information will be sent electronically until such time as the Company is notified that the investor no longer wants electronic delivery.

Those subscribing to purchase Shares must complete a Stock Purchase Agreement, a form of which is included as an appendix to this Prospectus. All funds received by the Company with respect to the minimum number of Shares that may be sold will, promptly following receipt by the Company, be deposited in an escrow account with the Escrow Agent pursuant to the terms of an escrow agreement entered into between the Company and the Escrow Agent ( the "Escrow Agreement"). In the event that the minimum number of Shares offered hereby is not sold within the permitted time period, then all funds received by the Company will be promptly refunded to the subscribers, in full, without interest or deduction therefrom.

The Company reserves the right to reject any subscription for Shares in its entirety or to allocate Shares among prospective purchasers. The Company may be required to reject a subscription if the offering is not registered in the state which the proposed subscriber resides or the subscriber does not otherwise meet a state imposed requirement. Further, if there are more shares subscribed than offered the Company may be required to allocate the shares offered among subscribers. If a subscription is rejected, funds received by the Company for each subscription will be returned to the applicable prospective purchaser without interest or deduction.

Certificates representing Shares purchased will be issued to purchasers only if the proceeds from the sale of at least 62,500 shares are released from escrow. Until the certificates are delivered to the purchasers thereof, such purchasers, if any, will be deemed subscribers only, and not shareholders. The funds in escrow will be held for the benefit of those subscribers until released to the Company. All funds received by the Company after the minimum number of Shares
offered hereby is sold will not  be placed   in  escrow,  but
placed directly into the Company's operating account for immediate use by the Company.

Subscribers  may subscribe by one of two methods.   Firstly,
the subscriber may complete the Stock Purchase Agreement attached and send that along with their completed check to the Company who will forward the payment to the Escrow Agent if the minimum has not been reached yet or deposit said payment into the accounts of the Company if the minimum has
been reached.                                      Secondly,
the
subscriber may go on-line to the mrcdrom.com web page and complete the Stock Purchase Agreement and then pay for the shares via electronic transfer where the money is directly withdrawn from their checking account or credit card.

Although it is the Company's intention to develop a public market for its Common Stock by soliciting broker-dealers who are members of the NASD to make a market in the Company's
Common Stock,  to date   the                       Company  has
not  entered  into  any  arrangements,
commitments  or understandings with any persons with  respect to
the creation of a public market for its Common Stock.
The Company intends to apply for NASDAQ SmallCap Market listing for the Common shares when it appears to qualify for NASDAQ listing under the new guidelines. Besides certain governance guidelines, the newly approved initial listing SmallCap Market requirements are as follows:
                        Initial Listing
     Net Tangible Assets1                $4 million
                              or
       Market Capitalization            $50 million
                              or
       Net Income (in latest fiscal     $750,000
     year or 2 of last 3 fiscal years)

     Public Float (shares)2             1 million


     Market Value of Public Float      $5 million

     Minimum Bid Price                 $4


     Market Makers                      3


     Shareholders                      300
     (round lot holders)3

     Operating History4                1 year
                          or
     Market Capitalization            $50 million

     Corporate Governance             Yes
______________
FN  1.  For initial or continued listing, a company must
satisfy
one  of  the  following to be in compliance:   the  net
tangible assets  requirement,  (net tangible assets  means
total  assets, excluding   goodwill,   minus  total
liabilities)   the   market capitalization requirement or the
net income requirement.

2. Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.
3. Round lot holders are considered holders of 100 shares or more.
4. If operating history is less than 1 year, initial listing requires market capitalization of at least $50million.

Excerpted from The NASDAQ Stock Market, Inc.-from their
Bulletin dated August  25,  1997 entitled "NASDAQ Announces
New  Listing Requirements".


                         LEGAL MATTERS

Certain  legal  matters  will be passed on  for  the  Company
by Jeanette  Fitzgerald,  Esq.   Ms.  Fitzgerald  has  been
granted options to purchase 5,000 Shares of the Company pursuant to the 1997 Director Stock Option Plan. Ms. Fitzgerald is also a Director of the Company and of Camelot Corporation. She is the Vice President and General Counsel of Camelot. See "Directors Compensation" and "Principal Stockholders".
                            EXPERTS
The financial statements of mrcdrom.com, inc. and subsidiaries at April 30, 1997 appearing in this Prospectus and the Registration Statement have been audited by Lane Gorman Trubitt, L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                    ADDITIONAL INFORMATION

      The Company has filed with the Commission a Registration Statement, of which this Prospectus constitutes a part, under the Securities Act with respect to the shares of
Common Stock offered hereby.   This Prospectus omits certain
information contained  in the
Registration Statement, and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the
Common  Stock offered  hereby.   Statements  contained  herein
concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration
Statement.   Each  such statement  is  qualified in its
entirety by such reference. The Registration Statement, including exhibits filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional officer of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West
Madison  Street, Suite 1400, Chicago, Illinois      60661.
Copies  of
such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450
Fifth Street, N.W.,   Washington,  D.C.   20549  at  prescribed
rates.   The
Commission   maintains  a  Web  site  (http://www.sec.gov)
that contains reports, proxy and information statements and other information regarding registrants, that file electronically with the Commission.

                   STOCK PURCHASE AGREEMENT
    (All Investors must sign this Stock Purchase Agreement)

No.  of  Shares Being Purchased:     ____________   x     $4.00
per Share = Total

Purchase Price for Shares:         $___________

PURCHASER DATA: (Must be completed in full)

_____________________________________________________________
First Full Name (Do not use initials) M.I.   Last Name

Residence Address, including Zip Code:  (Do not use P.O. Box)

_________________________________

Resident Telephone Number: -or-    Business Telephone Number:
______________________________     __________________________

Social Security Number (Individual):-or- Tax I.D. Number:
______________________________  ____________________________

SIGNIFICANT DISCLOSURE

THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE
SECURITIES COMMISSIONS OF THE STATES IN WHICH THE SHARES ARE BEING OFFERED. SIGNATURE MUST BE IDENTICAL TO NAME OF REGISTERED OWNER.

____________________________________
Printed Name of Purchaser

____________________________________    __________________
Signature of Purchaser                       Date

____________________________________
Printed Name of Purchaser (if more than one)

____________________________________    __________________
Signature of Purchaser (if more than one)    Date

ADDITIONAL INFORMATION

In order to facilitate processing of your purchase, please be sure you have completed each of the following:

- -    A check made out to mrcdrom.com
- -    Enter the number of Shares being purchased and total cash
     price of the Stock Purchase Agreement
- -    Enter the State in which you are a legal resident in the
     "Residence Address" line above.

Please mail check and this Stock Purchase Agreement to:

          mrcdrom.com, inc. Escrow Account
          The Oaks Bank and Trust Company
          4849 Greenville Ave.
          Dallas, Texas  75206

4.    Escrow  Agent is not a party to, nor is it bound  by  nor
need it give consideration to the terms or provisions of any other agreement or undertaking between the undersigned or between any of the undersigned and other persons, or any agreement or undertaking which may be evidenced by or disclosed by any items included among the deposited funds, and Escrow Agent assents to and is to give consideration only to the terms and provisions of this Escrow Agreement. Unless it is specifically provided otherwise herein, Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of the undersigned with respect to arrangements or contracts with each other or with others, and the Escrow Agent's sole duty hereunder is to hold the deposited funds and to dispose of and deliver the same in accordance with instructions given to it in the form and tenor provided in this Escrow Agreement. mrcdrom.com represents and warrants that each Investor has been apprised of this Escrow Agreement and had an opportunity to receive a copy of the Escrow Agreement.

5. Escrow Agent shall not be responsible or liable to any person in any manner whatever for the sufficiency, correctness, genuiness, effectiveness or validity of any of the deposited funds or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. If any of the undersigned are acting as agent for others, all of the undersigned represent and warrant that such agent is authorized to make and enter into this Escrow Agreement. This Escrow Agreement is a personal one between the undersigned and the Escrow Agent only, and in connection therewith Escrow Agent is authorized by each of the undersigned to rely upon the representations, both actual and implied, of the undersigned and all other persons connected with this Escrow Agreement and the deposited funds, as to marital status, authority to execute and deliver this Escrow Agreement, notifications, receipts, or instructions hereunder, and relationships among persons, including persons authorized to receive delivery hereunder, and Escrow Agent shall not be liable to any person in any manner for such reliance. The duty of Escrow Agent hereunder shall only be to the undersigned, their successors, and assigns and to no other person or persons whomsoever.

6. Escrow Agent may act upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other instrument or document, from mrcdrom.com and Escrow Agent may consider such to be genuine and to be what it purports to be. Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of documents deposited hereunder, or any description of funds or other thing therein, nor shall it be liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document or paper. The undersigned parties, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any and all liabilities, including attorney's fee, incurred in connection with this Escrow Agreement."

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

Board of Directors and Stockholder
mrcdrom.com, inc. and subsidiaries

      We have audited the accompanying consolidated balance sheets of mrcdrom.com, inc. and subsidiaries as of April 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended April 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of mrcdrom.com, inc. and subsidiaries as of April 30, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended April 30, 1997, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations and is dependent on its ability to raise additional funds. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      We have also audited Schedule II of mrcdrom.com, inc. and subsidiaries for each of the three years in the period ended April 30, 1997. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.


Lane Gorman Trubitt, L.L.P.


Dallas, Texas
July 7, 1997
               mrcdrom.com, inc. and subsidiaries

                CONSOLIDATED BALANCE SHEETS

                           April 30,




                            ASSETS


                             1997                 1996
CURRENT ASSETS
 Cash                     $ 76,538        $     26,207
 Accounts receivable        62,573               1,595
 Prepaid expenses           17,856             100,599
 Inventories, net of
 allowance for obsol-
 escence of $469,744
 and $198,000 at April
 30, 1997 and 1996         511,293           1,213,005
 respectively
   Total current assets    668,260           1,341,406
PROPERTY AND EQUIPMENT
  - AT COST
 Office equipment and
  fixtures                 82,866             188,706
 Leasehold improvements       -               153,595
  Less accumulated
  depreciation and        (20,940)            (11,958)
  amortization
                            61,926            330,343

OTHER ASSETS
 Trademark, net of
 accumulated amortiza-
 tion of $16,000 and
 $8,000, at April 30,
 1997 and 1996 respectively 24,000             32,000


 Deferred offering costs    13,114                -
   Total other assets       37,114             32,000

                       $  $1,703,749          767,300




See accompanying notes to financial statements.


               mrcdrom.com, inc. and subsidiaries

            CONSOLIDATED BALANCE SHEETS (continued)

                           April 30,

        LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)



                                1997           1996


CURRENT LIABILITIES
       Accounts payable    $ 72,292           $241,996
72,292   241,996
       Accrued expenses     141,645                73,831
       Due to affiliate         -

                 3,025,911
                 Total current liabilities      213,937

3,341,738

STOCKHOLDER'S EQUITY (DEFICIT)
         Common  stock,  $.001  par  value,
25,000,000
             shares authorized, 6,000,000         6,000
- -
             shares issued and outstanding
       Common stock, of subsidiaries                  -
5,000
        Preferred  stock, $.01  par  value,
5,000,000
              shares  authorized, 3,992,752      39,928
- -
shares
             issued and outstanding
      Additional paid-in capital              4,614,716
      Accumulated deficit                    (4,107,281)
(1,642,989
                                                                   )
                        Total stockholder's      553,363
(1,637,989
equity (deficit)                                                   )

                                                      $
$
                                                767,300
1,703,749

See accompanying notes to financial statements.
              mrcdrom.com, inc. and subsidiaries

             CONSOLIDATED STATEMENTS OF OPERATIONS

                     Years ended April 30,

                                         1997         1996      1995
REVENUES                           $ 1,158,408  $   483,842   $94,070

COSTS AND EXPENSES
  Cost of sales                        964,015      349,220    45,508
  General and                        1,686,967    1,272,213   214,831
   administration
  Provision for  inventory             470,942      198,000         -
   obsolescence
  Depreciation and                      57,721       39,917     1,115
   amortization
     Total costs  and                3,179,645     1,859,350   261,454
      expenses

LOSS FROM OPERATIONS               (2,021,237)   (1,375,508)  (167,384)

OTHER INCOME (EXPENSE)
   Interest and                           -            -           151
    miscellaneous
   Loss  on disposition  of          (443,055)      (18,280)         -
    assets
             Total other             (443,055)      (18,280)       151
              income (expense)

NET LOSS                           (2,464,292)  (1,393,788)   (167,233)

DIVIDENDS ON PREFERRED STOCK
        (of Subsidiary)                  -           -        (121,968)

NET LOSS ATTRIBUTABLE TO
         COMMON STOCKHOLDERS     $(2,464,292  $(1,515,756)  $(167,233)

LOSS PER SHARE
    Loss  from  continuing       $     (.41)  $      (.23)  $   (.03)
     operations
    Dividends on preferred                   -        (.02)         -
       stock

NET LOSS PER COMMON SHARE
                                 $     (.41)  $      (.25)  $   (.03)

WEIGHTED AVERAGE NUMBER OF
          COMMON STOCK SHARES
           OUTSTANDING               6,000,000    6,000,000  6,000,000


See accompanying notes to financial statements.





                   mrcdrom.com, inc. and subsidiaries

       CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY(DEFICIT)

               Years ended April 30, 1997, 1996 and 1995
                           Common  Common   Common   Common   Preferred
                           Stock    Stock    Stock   Stock    Stock
                           Shares  Amount   Shares   Amount   Shares

 Beginning balance             -    $ -      3,000   $ 3,000       -

 Common stock issued
  to affiliate for cash        -       -   200,000     2,000        -
  and certain assets

 Sale of preferred             -       -         -       -          -
   stock

   Net loss                    -       -         -       -          -

 Balance  at                   -       -   203,000    5,000         -
   April 30, 1995

  Redemption  of              -       -         -       -          -
  subsidiary preferred
  stock

 Preferred stock              -       -         -       -          -
   dividends

   Net loss                   -       -         -       -          -

        Balance  at           -       -   203,000   5,000          -
        April 30, 1996

  Common stock issued
  to affiliate for      6,000,000   6,000         -       -        -
  certain assets

   Preferred stock
   issued to affiliate
   in exchange for             -       -  (203,000)  (5,000)     5,000
   common stock of
   subsidiaries

   Preferred  stock
   issued to pay                 -       -         -       -  3,987,752
   amounts  due  to
   affiliate

   Net loss                      -       -         -       -        -

      Balance  at         6,000,000  $6,000        -       - $3,992,752
      April 30, 1997

See accompanying notes to financial statements.

              mrcdrom.com, inc. and subsidiaries

   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

           Years ended April 30, 1997, 1996 and 1995
                Preferred Preferred Preferred Additional            Total
                                                Paid-  Accumulated Stockholder's
                      Stock   Stock   Stock     in
                    Amount  Shares  Amount   Capital   Deficit     Equity
                                                                 (Deficit)
Beginning balance    $ -      -       $ -     $  -      $  -        $3,000

Common stock
issued to              -       -       -      40,000        -       42,000
affiliate for cash
and certain assets

Sale  of preferred      -  60,700     607    263,437        -      264,044
stock

Net loss                -      -       -         -     (167,233)  (167,233)

 Balance at             -  60,700     607   303,437    (167,233)   141,811
 April 30, 1995

Redemption of           - (60,700)   (607) (263,437)         -    (264,044)
preferred stock

Preferred  stock        -       -       -  (40,000)     (81,968)  (121,968)
dividends

Net loss                -       -       -      -     (1,393,788) (1,393,788)


 Balance at             -       -       -      -     (1,642,989) (1,637,989)
April 30, 1996

Common stock
issued to               -       -       -   661,892        -        667,892
affiliate for
certain assets

Preferred stock
issued to
affiliate in            50       -       -     4,950       -          -
exchange for
common stock of
subsidiaries

Preferred stock
issued to pay        39,878       -       -  3,947,874      -  3,987,752
amounts due to
affiliate

Net loss                -        -       -      -  (2,464,292) (2,464,292)


 Balance at        $ 39,928      -    $  -  $4,614,716 $(4,107,281) $553,363
 April 30, 1997

See accompanying notes to financial statements.
               mrcdrom.com, inc. and subsidiaries
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended April 30,

                                              1997      1996     1995
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                              $(2,464,292)  $(1,393,788) $(167,233)

Adjustments to reconcile net loss  to
net cash used in operating activities:
     Depreciation and amortization          57,721       39,917       1,115
     Loss on disposal of assets            443,055       18,280          -
     Provision for inventory               470,942      198,000          -
        obsolescence
     Change in assets and liabilities
          Accounts receivable              (60,978)      (1,595)         -
          Prepaid expenses                  82,743      (90,183)     (10,416)
          Inventories                      230,770   (1,351,182)     (59,823)
          Accounts payable and            (101,890)     272,667       43,160
          accrued expenses

         Net cash used  in             (1,341,929)   (2,307,884)    (193,197)
          operating activities

CASH FLOW FROM INVESTING ACTIVITIES:
       Purchases of property and         (205,350)     (360,274)     (21,381)
        equipment

         Net cash used  in               (205,350)     (360,274)     (21,381)
         investing activities

CASH FLOW FROM FINANCING ACTIVITIES:
     Deferred offering costs              (13,114)         -              -
     Redemption of preferred stock              -      (264,044)          -
     Sale of common stock                  100,000         -           2,000
     Sale of preferred stock                     -         -         264,044
     Dividends on preferred stock                -    (121,968)            -
     Advances from affiliate             1,510,724    3,012,513       16,398

        Net cash provided                1,597,610    2,626,501      282,442
         by financing activities
NET INCREASE (DECREASE) IN CASH             50,331      (41,657)      67,864

CASH AT BEGINNING OF PERIOD                 26,207       67,864           -


CASH AT END OF PERIOD                      $76,538  $   26,207    $ 67,864

SUPPLEMENTAL INFORMATION:
     Cash paid for interest                $    -   $        -    $       -
     Cash paid for taxes                   $    -   $        -    $       -

In fiscal 1997, the Company acquired certain assets in exchange for
shares of the Company's stock valued at $1,624,593. In fiscal 1995, the Company acquired an intangible asset in exchange for shares of the Company's common stock valued
at  $40,000.   In fiscal 1997, the Company issued preferred
stock to pay amounts to affiliate in the amount of $3,987,752. In fiscal 1997, the Company issued 5,000 shares of preferred stock in exchange for the outstanding common shares owned by Camelot of the Company's subsidiaries.


See accompanying notes to financial statements.

               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity and Principles of Consolidated

The  consolidated financial statements include mrcdrom.com,
inc. and   four   subsidiaries;  Mr.  CD-ROM  Stores,  Inc.,
Camelot Distributing, Inc., SAC Distributing, Inc. and Software @ Cost + 10%, Inc. (collectively the "Company"). The Company is a wholly owned subsidiary of Camelot Corporation ("Camelot").

The Company is engaged in the retailing and distribution of computer software products. The Company sells software products through an Internet web page catalog. During 1997, the Company ceased selling its software products through
Mr. CD ROM and Software @ Cost + 10% retail stores which were located in the Dallas Metroplex. A loss on disposal of
assets of $443,055  was recognized  in  1997.   Significant
intercompany  accounts                           and
transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with
original maturities  of three months or less to be cash
equivalents.   The
Company maintains cash balances at a local financial institution in Dallas, Texas. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

The   Company   considers  accounts  receivable   to   be
fully collectible; accordingly, no allowance for doubtful accounts is required. If accounts become uncollectible, they will be charged to operations when that determination is made.

Inventories

Inventories  of computer software (CD-ROM) held for  resale, are stated  at the lower of cost or market using the weighted
average cost   method.   An  allowance  for  inventory
obsolescence   is maintained  to  provide for an estimate of
inventory  items  that have declined in value.

Trademark

Trademarks are stated at cost, net of accumulated amortization, which is provided using the straight-line method over 5 years.

Fair Value of Financial Instruments

Fair value of financial instruments are estimated to approximate the related book value, unless otherwise indicated, based on market information available to the Company.



               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment

Property  and  equipment  are carried at cost,  less
accumulated depreciation.   Major additions and betterments
are capitalized while replacements and maintenance and repairs that do not improve or extend the life of the respective assets are expensed. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets. When property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Depreciation and amortization of property and equipment is provided on the straight-line method over the following estimated useful lives:

Office furniture and fixtures           7 years
Computer and office equipment      5 years Computer software
5 years
Leasehold improvements             Length of lease ranging  to
5 years

Software Development

Certain software development costs are capitalized upon the establishment of technological feasibility for each product or process and capitalization ceases when the product is available for general release to customers or is put into
service.   The establishment  of  technological  feasibility
and  the   ongoing assessment  of recoverability of capitalized
software development costs require considerable judgment by
management with respect to certain   external  factors,
including,  but  not  limited   to, anticipated future
revenues, estimated economic life and  changes in  software
and hardware technology. Research and development costs related to software development that has not reached
technological feasibility are expensed as incurred.   There
were no capitalized software development costs.

Loss Per Share

Loss per common share is computed on the basis of the weighted average number of common shares outstanding.
Outstanding stock options are excluded from the computation as their effect would be anti-dilutive.

Revenue Recognition

Revenue from sales of software is generally recognized upon delivery of the software provided that no significant obligations remain and collection of the resulting receivable is deemed probable.
               mrcdrom.com, inc. and subsidiaries
                  NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued
Stores Preopening Costs
Store  preopening costs are capitalized and amortized over
twelve months.
Advertising Costs
Advertising costs are charged to operations when the advertising first takes place and were $252,447, $392,801 and $23,885 for 1997, 1996 and 1995, respectively.
Income Taxes
Deferred income taxes are determined using the liability method under which deferred tax assets and liabilities are determined based upon differences between financial accounting and tax basis of assets and liabilities.
Deferred Offering Costs
Deferred offering costs include the costs associated with a proposed initial public offering. The costs related to the initial public offering will be capitalized and netted
against the  amount  received  from the public  offering.   All
deferred offering costs will be expensed in the event the offering is not consummated.
Impairment of Long-Lived Assets
Impairment losses are recognized on long-lived assets and certain identifiable intangible assets held and used in operations whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.
2.    ACCOUNTS RECEIVABLE AND CREDIT RISK
The Company's trade receivables include amounts due from credit card vendors, customers and suppliers for returned product. The
Company believes it is not exposed to significant credit risk.



               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


3.    INVENTORIES

Included in the accompanying balance sheet is inventory of computer software at a carrying value of $511,293, which represents management's estimate of its net realizable
value. The   computer  software  industry  is  characterized
by   rapid
technological advancements and change. Should demand prove less than anticipated, the ultimate realizable value of such products will probably be less than the amount shown in the balance sheet.
4.    ACCRUED EXPENSES
The following is a summary of accrued expenses at April 30,:

                                 1997      1996
Management  fee  to  related         $         $
party                            4,000         -
Compensation                    11,945         -
Taxes                            5,025    32,618
General and administrative       2,451     7,550
Other                            3,125    33,663
Lease obligations              115,099         -

                                     $         $
                               141,645    73,831



5.    INCOME TAXES

The  Company  joins  with  its  parent,  Camelot,  in  filing
a
consolidated  federal income tax return.   Each  company  in
the consolidated group determines its taxable income or loss, on a separate company basis, and the consolidated tax liability is allocated to each company with taxable income in proportion to the total of the taxable income amounts. The Company had no current State or Federal income tax expense for each of the years ended April 30, 1997, 1996 and 1995.

Deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.

Deferred  income  taxes  arise  principally  from  the
temporary
differences   between   financial  statement   and   income
tax
recognition of inventory reserves and net operating losses.


               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


5.    INCOME TAXES - Continued

The components of deferred taxes in the accompanying balance sheets are summarized below:

                                   1997          1996

Allowance    for    doubtful            $            $
accounts                                -          782
Inventories                       159,713       66,795
Net      operating      loss
carryforward                    1,208,749      463,170
                                1,368,462      530,747
Less valuation allowance
                              (1,368,462)    (530,747)

Deferred tax asset-net                  $            $
                                        -            -

At April 30, 1997, the Company has approximately $3,555,000 of unused Federal net operating loss carryforwards, which expire in the years 2010 through 2012.

6.   STOCKHOLDER'S EQUITY

On   March  31,  1997,  mrcdrom.com,  inc.  accepted  the
stock subscription by Camelot for 6,000,000 shares of mrcdrom.com, inc. for a total subscription payment of $667,892, in exchange for $100,000 in cash, $511,428 of inventory, $30,464 of equipment and $26,000 of other assets. Valuation of assets contributed was based on Camelot's book value at time of transfer. An additional inventory reserve was recorded on Camelot's books to reflect current market value prior to the transfer to mrcdrom.com.

In March 1997, the Company's Board of Directors approved the filing of a registration statement under the Securities
Act of 1933, for a public offering of 3,000,000 shares of mrcdrom.com, inc. common stock.

Pursuant to the planned offering, the Company extinguished $3,987,752 of amounts payable to Camelot,
into  shares                                         of
preferred  stock  at the price of $1.00 per share.   The
Company
also issued 5,000 shares of preferred stock in exchange for the outstanding common shares owned by Camelot of the
Company's subsidiaries.   The per share information has  been
adjusted to reflect the common stock exchange on a retroactive basis.

The  Company  currently has 3,992,752 shares of preferred
stock, Series  A.   The preferred Series A are non-voting,  non-
yielding and non-convertible but have a preference over the common shares in the event of a liquidation or similar event of the Company.

During the year ended April 30, 1995, a subsidiary of the Company authorized 15,000,000 shares of $.01 par value preferred stock. Proceeds from the sale of the 60,700 issued shares, net of expenses of $39,456, were $264,044. During fiscal 1996, the Company purchased 60,700 shares of the 10% Convertible Preferred Shares, Series A. The 10% Convertible Preferred Shares, Series A, have one vote per
share, and no preemptive  rights.       The
dividend is cumulative and must be paid before any dividends can be paid to the common shareholders. The Preferred shares have a preference upon liquidation over the common shares. The Company has the right to redeem the Preferred shares within twelve months of issuance at $6.00 per share and the second twelve months for $6.60 per share. Dividends in the amount of $121,968 were paid in 1996. All shares were redeemed in fiscal year 1996.

7.   RELATED PARTY TRANSACTIONS

The   Company  receives  administrative,  legal  and
accounting services along with office and warehouse space from Camelot Corporation. Beginning in April 1997, the Company pays a monthly management fee of $4,000 that
compensates Camelot Corporation for these   expenses.   Total
management  fee  expense  charged                    to
operations in 1997 was $4,000. A subsidiary of mrcdrom.com, Camelot Distributing, Inc., will be the
exclusive  supplier  of products  to  mrcdrom.com.   If
relationships  between                  Camelot
Distributing and its suppliers were terminated, then mrcdrom.com would be severely impacted in its ability to fulfill orders.

Some of the officers and directors of the Company are also officers and directors of Camelot. These officers and directors are in the position to, and in the future may, influence the operations of the Company.
Amounts  due to affiliates are non interest bearing and  are due upon demand.
8.   COMMITMENTS AND CONTINGENCIES
Leases
The  Company  conducts  operations from leased  premises  in
the Dallas,  Texas  area.   Total rent expense,  all  of  which
were minimum rentals, for fiscal 1997, 1996 and 1995 was $495,507, $164,301 and $13,500, respectively. The Company has negotiated or is in the process of negotiating early
termination  of  its retail  lease  obligations.   An accrual
of  $115,099,  for  the settlement  of  the  leases, is
included in accrued  expenses  at April  30,  1997.   If the
negotiations are not successful, the ultimate loss will probably be greater than the accrued amount.
Litigation
During the ordinary course of business, the Company is involved in legal proceedings which management does not expect to have a material effect on the financial position of the Company.
9. STOCK OPTIONS
mrcdrom.com, inc. has approved two stock option plans, a 1997 Incentive Stock Option Plan (the "Incentive Stock Option Plan") and the 1997 Directors' Stock Option Plan (the "Director's Stock Option Plan") in March 1997, reserving 500,000 shares of common stock for issuance upon the exercise
of options granted under the Plans.   The  Incentive Stock
Option Plan  is  available  to  all employees  of mrcdrom.com,
inc. (including officers and  employee directors).   The
Director's Stock Option Plan is  available  for all
nonemployee  directors  of  mrcdrom.com,  inc.   The  option
exercise price is equal to the fair market value of a share of common stock on the grant date unless the optionee is granted more than 10% of the maximum number of shares available for issuance under the Plans in which case the exercise price is equal to 110% of the fair market value of a share of common stock on the date of grant. The term of the options under the Plans may not exceed 10 years.
               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


The following schedule summarized the changes in the Plans:

Incentive Stock Option Plan

                                   1997         1996
                                                         1995
Options    outstanding    at
beginning of year
     Granted                     393,860           -           -
     Exercised                         -           -           -
     Canceled
                                       -           -           -
Options outstanding  at  end     393,860
of year                                            -           -

      Options exercisable at     408,800
end of year                                        -           -
Average price of options
     Granted during year      $     4.00           $           $
                                                   -           -
     Exercised during year             -           -           -
     Canceled during year              -           -           -
      Outstanding at end  of        4.00           -           -
year


Director's Stock Option Plan

                                 1997        1996        1995

Options    outstanding    at
beginning of year
     Granted                      15,000           -           -
     Exercised                         -           -           -
     Canceled                          -           -           -
Options outstanding  at  end      15,000
of year                                            -           -

      Options exercisable at      15,000
end of year                                        -           -

Average price of options
     Granted during year      $     4.00           $           $
                                                   -           -
     Exercised during year             -           -           -
     Canceled during year              -           -           -
      Outstanding at end  of        4.00           -           -
year

The Company recognizes and measures compensation costs related to stock option plans utilizing the intrinsic value based method. Accordingly, no compensation cost has been
recorded.    Had compensation expense been determined on the
fair value of awards granted, the effect on the Company's earnings would not have been material.

The Company granted stock options to purchase 408,860 shares of common stock to officers and directors of the Company.

               mrcdrom.com, inc. and subsidiaries
                 NOTES TO FINANCIAL STATEMENTS


10.  INDUSTRY SEGMENT

The Company is operating in one industry segment, engaged in the retailing and distribution of software and computer accessories, primarily CD-ROM software.

11.  UNCERTAINTY

The  accompanying  financial statements  have  been  prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company requires capital to maintain and increase  its  customer base,  implement  and  successfully
execute  its  business   and marketing   strategy,  continue
to  develop  and   upgrade   its
technology  and  transaction processing system, improve  its web site, provide customer service and order fulfillment,
respond  to competitive  developments,  and  attract,  retain
and   motivate qualified personnel.  The Company believes that
its success will depend on its ability to extend its brand position, provide its customers
with  outstanding  value  and  a  superior   shopping
experience,  and  achieve  sufficient  sales  volume  to
realize economies  of scale.  Accordingly, the Company intends to  invest in  site  development,  technology and  operating infrastructure
development.   The future success of the Company is dependent
on
its  ability to obtain additional working capital to  market its
products  and  ultimately,  upon its  ability  to  attain
future profitable  operations.   If  the  net  proceeds  of
the  public offering,  together  with  cash  generated  by
operations, are
insufficient to fund operations, the Company may be  required to raise additional funds. There can be no assurance that the Company will be able to obtain necessary financing in
amounts  or on      terms  acceptable to the Company to be able
to  successfully
market its products, or attain successful future operations.   In
view  of  these  matters, realization of a major portion  of the assets in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing
requirements, and          the  success of its future
operations.  Management  believes
that   actions  presently  being  taken  to  meet  the
Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.


              mrcdrom.com, inc. and subsidiaries

        SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

           Years Ended April 30, 1997, 1996 and 1995


     Allowance deducted
     from assets to which
     it applies:

              Balance at
              Beginning   Charged to   Charged to              Balance
Description   of Period      Costs        Other     Deductio     at
                              and       Accounts       ns      End of
                           Expenses                            Period


Inventories
 Year Ended

April 30,     $ 198,000   $  470,942            $         $  $
                            469,744
    1997                                         -   199,198

   April                      198,000            -         -    198,000
  30,1996              -

   April               -            -            -         -          -
  30,1995




                    STOCK PURCHASE AGREEMENT
    (All Investors must sign this Stock Purchase Agreement)
No.  of Shares Being Purchased:     ____________   x    $4.00
per Share = Total
Purchase Price for Shares:         $___________
PURCHASER DATA: (Must be completed in full)
_____________________________
_________ ____________________________________
First Full Name (Do not use initials)         M.I.     Last
Name

Residence Address, including Zip Code:  (Do not use P.O. Box)

_______________________________________________________________
__ _____________

Resident   Telephone  Number:                -or-
Business Telephone Number:
______________________________
______________________________

Social  Security Number (Individual):         -or-      Tax
I.D. Number:
______________________________
______________________________

SIGNIFICANT DISCLOSURE

THIS STOCK PURCHASE IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED
BY THE SECURITIES COMMISSIONS OF THE STATES IN WHICH THE SHARES ARE BEING OFFERED. SIGNATURE MUST BE IDENTICAL TO NAME OF REGISTERED OWNER.

____________________________________
Printed Name of Purchaser

____________________________________
__________________
Signature of Purchaser                                 Date

____________________________________
Printed Name of Purchaser (if more than one)

____________________________________
__________________
Signature     of     Purchaser     (if     more     than
one) Date

ADDITIONAL INFORMATION

In order to facilitate processing of your purchase, please be sure you have completed each of the following:

- -    A check made out to mrcdrom.com
- -     Enter  the number of Shares being purchased and total cash price of the Stock Purchase Agreement
- -    Enter  the State in which you are a legal resident  in
     the "Residence Address" line above.

Please mail check and this Stock Purchase Agreement to:

          mrcdrom.com, inc. Escrow Account
          The Oaks Bank and Trust Company
          4849 Greenville Ave. Dallas, Texas  75206
4.    Escrow Agent is not a party to, nor is it bound by nor
need
it give consideration to the terms or provisions of any other agreement or undertaking between the undersigned or between any of the undersigned and other persons, or any agreement or undertaking which may be evidenced by or disclosed by any items included among the deposited funds, and Escrow Agent assents to and is to give consideration only to the terms and provisions of this Escrow Agreement.
Unless  it  is  specifically
provided
otherwise herein, Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of any of the undersigned with respect to arrangements or contracts with each other or with others, and the Escrow Agent's sole duty hereunder is to hold the deposited funds and to dispose of and deliver the same in
accordance with instructions given to  it  in the      form
and   tenor  provided  in  this  Escrow
Agreement.
mrcdrom.com represents and warrants that each Investor has been apprised of this Escrow Agreement.

5.    Escrow  Agent  shall not be responsible or  liable  to
any
person  in  any manner whatever for the sufficiency,
correctness, genuiness,  effectiveness or validity of  any  of the  deposited funds  or  for the form or execution thereof, or for the identity or authority of any person executing or
depositing it.  If any of the  undersigned  are  acting as
agent for  others,  all  of  the undersigned  represent and
warrant that such agent is  authorized to  make  and  enter
into  this Escrow Agreement.   This  Escrow Agreement  is  a
personal one between the  undersigned                   and
the
Escrow  Agent only, and in connection therewith Escrow  Agent is authorized  by  each  of  the  undersigned  to  rely upon the
representations, both actual and implied, of the undersigned
and all  other persons connected with this Escrow Agreement    and  the
deposited  funds, as to marital status, authority to execute and deliver  this  Escrow  Agreement,  notifications,
receipts,  or
instructions   hereunder,   and  relationships   among
persons,
including persons authorized to receive delivery hereunder, and Escrow Agent shall not be liable to any person in any manner for such reliance. The duty of Escrow Agent hereunder shall only be to the undersigned, their successors, and assigns and to no other person or persons whomsoever.

6.    Escrow  Agent  may  act upon any written  notice,
request,
waiver,  consent, certificate, receipt, authorization,  power of attorney  or  other instrument or document, from mrcdrom.com
and Escrow  Agent may consider such to be genuine and to be    what  it
purports  to  be.  Escrow Agent shall be liable as  a
depository only and shall not be responsible for the
sufficiency or accuracy of  the  form,  execution  or  validity of  documents  deposited hereunder,  or  any description of
funds or other thing
therein,
nor shall it be liable in any respect on account of the
identity, authority,  or  rights of the persons executing or delivering  or purporting to execute or deliver any such
document or paper.  The undersigned  parties, jointly and
severally, agree  to  indemnify and  hold  harmless  Escrow
Agent from and against  any                             and
all
liabilities, including attorney's fee, incurred in connection with this Escrow Agreement."

No    dealer,    salesman    or    other    person    has
been
mrcdrom.com, inc.
authorized to give any information or to make
any representations other than those contained in this Prospectus, and if given or made, such
information      or     representations     must      not      be
3,000,000 Shares
relied upon as having been authorized by the Company. This Prospectus does not constitute
an   offer  to  sell  or  a  solicitation  of  an  offer  to
buy Common Stock
any security other than the shares of Common
Stock offered by this Prospectus, or an offer to sell or a solicitation of any offer to buy any security to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in the Prospectus is correct as of any time subsequent to the date of this Prospectus.

          TABLE OF CONTENTS
                              Page
Stock Purchase Information
Electronic Format of Prospectus
Prospectus Summary
Risk Factors
The Company
Use of Proceeds
Prospectus
Dividend Policy
Dilution
Capitalization
Selected Financial Data
Plan of Operation
Business
Management
Certain Relationships and Related Transactions
Principal Stockholders Description of Capital Stock Shares
Eligible for Future Sale Plan of Distribution
Legal Matters
Experts
Available Information
Index to Financial Statements Stock Purchase Agreement and
  Signature Page (Appendix A)

Until ________________, 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealer to deliver a Prospectus when acting as underwriters.


                             Part II
             Information Not Required in Prospectus

Item 24. The Certificate of Incorporation and the Bylaws of the Company contain provisions providing for the indemnification by the Company of all directors, officers
employees or agents of the Company.   Such indemnification
applies only to the extent that any such person by reason of acting in such capacity is, or is threatened to be made, a witness in, or party to, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or other proceeding brought by or in the right of the Company, against all judgments, penalties, fines and amounts paid in
settlement,  and   all reasonable  expenses  incurred, in
connection therewith, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to
the best interests of the Company.   The provisions  provide
for indemnification to  the  fullest  extent permitted by
applicable law.
Specifically  the provisions in the Certificate of
Incorporation are as follows:
NINTH:    The  personal  liability  of  the  directors   of
the corporation is hereby eliminated to the fullest extent permit by the General Corporation Law of Delaware.
TENTH: The corporation shall, to the fullest extent permitted by the General corporation Law of the State of Delaware may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
In addition, to the indemnification provided by the Certificate of Incorporation, the Bylaws provide for indemnification and have the ability to be amended by the directors at any time to provide for indemnification to the
fullest extent permitted by  Delaware laws.   Further the
directors may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director of officer of the corporation, or is or was serving at the request of the Company as director or officer of another corporation, or as its representative in a partnership,
joint venture,   trust  or  other  enterprises  against  any
liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.
The indemnification provided in this Certificate shall continue as to a person who has ceased to be director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.
Item 25.  Other Expenses of Issuance and Distribution
The expenses of this offering are estimated as if all shares offered are sold as follows:



SEC Registration Fee................$   3,636
Blue Sky fees and expenses...............$  10,000
Transfer Agent and Registrar fees...........$    4,000 Printing
and engraving expenses.............$  15,000 Legal fees and
expenses.................$    5,000 Accounting fees and
expenses..............$ 22,000 Escrow Agent
fees.................$   1,250 Miscellaneous
 ....................$ 39,114

          Total.................$100,000
(1) All amounts other than the SEC Registration Fee are estimated and the total fees are not expected to exceed $50,000 if only the minimum is raised or $100,000 if the entire offering is raised.
Item 26.  Recent Sales of Unregistered Securities
Within the past three years, the Company sold securities without registration under the Securities Act of 1933, as amended (the "Act") as follows:
                                    Consideration
Exemption from
Securities   Sold           Name  of  Investor
Received Registration

6,000,000      Camelot Corporation      $667,892
Section 4(2) of the Act

Camelot Corporation subscribed for 6,000,000 common shares of the Company in exchange for $667,892 in inventory, proprietary software, cash and other assets.


Item 27. Exhibits

1.2 Escrow Agreement by and between mrcdrom.com, inc. and The Oaks Bank and Trust Company
3.0  Certificate of Incorporation of mrcdrom.com, inc.
3.1  Bylaws of mrcdrom.com, inc.
4.0  Specimen Stock Certificate*
5.0  Opinion of Jeanette Fitzgerald, Esq.
10.0      mrcdrom.com, inc. 1997 Stock Option Plan
10.1      mrcdrom.com, inc. 1997 Directors Stock Option Plan
10.2 Employment Agreement between mrcdrom.com, inc. and Daniel Wettreich
10.3      Assignment of trademark mrcdrom
10.4 Lease and Bookkeeping Agreement by and between mrcdrom.com, inc. and Camelot Corporation
24.0 Consent of Lane Gorman, Trubitt, L.L.P., independent
  certified public accountants
24.1 Consent of Jeanette Fitzgerald, Esq. (included in
  Exhibit 5.0)

*To be filed by amendment.

Item 28. Undertakings

a.   Undertaking pursuant to Rule 415.

The undersigned the Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:
          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (b) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (c) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereto.
(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

B.   Undertaking in respect to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that
in  the opinion   of   the  Securities  and  Exchange
Commission,   such indemnification is against policy as
expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the ____ day of September, 1997.
                                        mrcdrom.com, inc.
                                        By:/s/ Daniel Wettreich
                                               Daniel
                                               Wettreich,
Chairman
                                              and Chief
Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities indicated below on the ____ day of September, 1997.


___/s/  Daniel Wettreich____________     Chairman of  the
Board,
Chief Executive
       Daniel   Wettreich                    Officer
(Principal
Executive Officer)


___/s/  Robert  Gregory_____________ President,  Chief
Financial Officer, (Principal
     Robert Gregory           Financial and Accounting Officer)


__/s/ Jason Conway_______________  Director
     Jason Conway
__/s/ Colin Grant_________________ Director
     Colin Grant

__/s/ Jeanette Fitzgerald____________   Director
     Jeanette Fitzgerald



                           EXHIBITS

1.2 Escrow Agreement by and between mrcdrom.com, inc. and The Oaks Bank and Trust Company.
3.0  Certificate of Incorporation of mrcdrom.com, inc.
3.1  Bylaws of mrcdrom.com, inc.
5.0  Opinion of Jeanette Fitzgerald, Esq.
10.0      mrcdrom.com, inc. 1997 Stock Option Plan
10.1      mrcdrom.com, inc. 1997 Directors Stock Option Plan
10.2 Employment Agreement between mrcdrom.com, inc. and Daniel Wettreich
10.3      Assignment of trademark mrcdrom
10.4 Lease and Bookkeeping Agreement by and between mrcdrom.com, inc. and Camelot Corporation
24.0 Consent of Lane Gorman and Trubitt, L.L.P., independent certified public accountants
24.1 Consent of Jeanette Fitzgerald, Esq. (included in
  Exhibit 5.0)